UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

April 3, 2024
Dear Shareholder:
You are invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held both by means of remote communication and in person at the Enterprise Bank “Community Room,” 18 Palmer Street, Second Floor, Lowell, Massachusetts 01852 on Tuesday, May 7, 2024, at 9:00 a.m. local time.
The Annual Meeting has been called for the following purposes:

1.To elect the (5) five Directors of the Company named in the accompanying Proxy Statement of the Company for the Annual Meeting (the “Proxy Statement”), each to serve for a three-year term expiring at the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office;

2.To conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers (the “Say on Pay Proposal”);

3.To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

4.To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
The accompanying Proxy Statement provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2023 Annual Report to Shareholders, which contains additional information and results for the year ended December 31, 2023, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on March 8, 2024.
The Annual Meeting will be conducted in a “hybrid” meeting format. Shareholders can participate either in person in the Enterprise Bank “Community Room,” located on the second floor of 18 Palmer Street, Lowell, Massachusetts 01852, or you have the option to attend the Annual Meeting by means of remote communication. Please refer to the accompanying Proxy Statement for instructions on how to remotely participate in the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person or by means of remote communication, you are requested to either (1) vote electronically using the Internet by following the instructions included with your proxy card, (2) vote by phone by following the instructions included with your proxy card, OR (3) vote by mail by completing, dating, signing and returning your proxy card in the enclosed postage paid envelope.
Thank you in advance for voting. We appreciate your continued support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
TELEPHONE: (978) 459-9000

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

The 2024 Annual Meeting of Shareholders of Enterprise Bancorp, Inc. will be held on
Tuesday, May 7, 2024 at 9:00 a.m. local time

by means of remote communication
and
in person at the ENTERPRISE BANK “COMMUNITY ROOM”
18 Palmer Street, Second Floor
Lowell, Massachusetts 01852

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company") is being held for the following purposes:

1.To elect Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., and Mary Jane King to serve as Directors of the Company, each to serve for a three-year term expiring at the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office;

2.To conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers (the “Say on Pay Proposal”);

3.To ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

4.To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on February 29, 2024.
The Annual Meeting will be conducted in a “hybrid” meeting format. Shareholders can participate either in person in the Enterprise Bank “Community Room,” located on the second floor of 18 Palmer Street, Lowell, Massachusetts 01852, or you have the option to attend the Annual Meeting by means of remote communication.

You may remotely participate in the Annual Meeting in one of two ways:

•In order to view the presentation, vote and ask questions: log onto www.meetnow.global/MAGXPZ2 with your control number provided on your proxy card; OR
•Listen only: call 1-800-715-9871 with conference ID: 3327038

Those planning to attend and participate in the Annual Meeting by means of remote communication should call in or log onto the Annual Meeting virtual platform at least 15 minutes prior to the start of the Annual Meeting. Shareholders may participate by voting and asking questions at the Annual Meeting either by logging on to the Annual Meeting virtual platform at www.meetnow.global/MAGXPZ2 with your control number provided on your proxy card, or by attending in person. You will not be able to vote or ask questions if you use the “listen only” option.

In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,
John A. Koutsos
Secretary
222 Merrimack Street
Lowell, Massachusetts 01852
April 3, 2024
EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON OR BY MEANS OF REMOTE COMMUNICATION, PLEASE (1) VOTE ELECTRONICALLY USING THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, (2) VOTE BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD, OR (3) VOTE BY MAIL BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.
222 MERRIMACK STREET
LOWELL, MASSACHUSETTS 01852
Telephone: (978) 459-9000
2024 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 7, 2024
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
TUESDAY, MAY 7, 2024
This Proxy Statement, the Company’s 2023 Annual Report to Shareholders, which contains additional information and results for the year ended December 31, 2023, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2024 (the “Annual Report”), are also available, free of charge, to shareholders at www.edocumentview.com/ebtc.
You may obtain directions to the Enterprise Bank “Community Room” in Lowell, Massachusetts, where the Annual Meeting will be held this year, by going to the following website: https://www.enterprisebanking.com/Enterprise-Bank-Lowell-Campus

GENERAL INFORMATION
Introduction
This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2024 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held both by means of remote communication and in person at the Enterprise Bank “Community Room,” 18 Palmer Street, Second Floor, Lowell, Massachusetts 01852 on Tuesday, May 7, 2024, at 9:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the accompanying Notice of the 2024 Annual Meeting and the accompanying proxy card are first being mailed on or about April 3, 2024 to the Company’s shareholders of record as of the close of business on February 29, 2024.
The Annual Meeting has been called for the following purposes: (1) to elect (5) five individuals to serve as Directors of the Company, each to serve for a three-year term expiring at the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office (“Proposal One”); (2) to conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers (the “Say on Pay Proposal” or “Proposal Two”); (3) to

ratify the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (“Proposal Three”); and (4) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Attending the Annual Meeting

The Annual Meeting will be conducted in a “hybrid” meeting format. You may attend the Annual Meeting in person or by remote communication. In both cases, shareholders will have substantially the same opportunities to participate in the Annual Meeting, including voting and asking questions during the Annual Meeting at appropriate times. Please note that the Chairperson of the Annual Meeting will only respond to questions pertinent to the business of the Annual Meeting. Please see below for further instructions on each method of participation.

In Person Attendance
The Annual Meeting will be held in person at the Enterprise Bank “Community Room,” 18 Palmer Street, Second Floor, Lowell, Massachusetts 01852. Directions to the Annual Meeting can be found at the link above.

If you are a shareholder of record (i.e., you hold your shares in your own name with our transfer agent, Computershare, as opposed to through a bank, broker or other nominee), you may vote at the Annual Meeting in person or by proxy. Please see below for more information regarding the use of proxies.

Attendance by Remote Communication

Shareholders may participate in the Annual Meeting by means of remote communication in one of two ways:

•In order to view the presentation, vote and ask questions: log onto www.meetnow.global/MAGXPZ2 with your control number provided on your proxy card; OR

•Listen only: call 1-800-715-9871 with conference ID: 3327038

If you attend the Annual Meeting by means of remote communication, you will be provided the opportunity to ask questions and vote on matters submitted to shareholders, unless you participate via the "listen only" option. Shareholders who wish to vote and ask questions during the Annual Meeting must have the control number provided on your proxy card when logging on at www.meetnow.global/MAGXPZ2. Those without a control number may attend as guests of the Annual Meeting, but they will not have the option to vote their shares or ask questions during the Annual Meeting.

Those planning to attend and participate in the Annual Meeting by means of remote communication should call in or log onto the Annual Meeting virtual platform at least 15 minutes prior to the start of the Annual Meeting.

Anyone may enter the Annual Meeting as a guest in listen-only mode at 1-800-715-9871 with conference ID: 3327038 or www.meetnow.global/MAGXPZ2 , but only shareholders of record and beneficial owners of shares who have registered for the Annual Meeting may attend and participate in the Annual Meeting.

Registration for Beneficial Owners. If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), and you would like to ask a question and/or vote your shares at the Annual Meeting then you must register in advance in order to attend the Annual Meeting by means of remote communication. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your holdings of shares of Company common stock, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker or attaching an image of your legal proxy) or by mail to Computershare, EBTC Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., EDT on May 1, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. To attend the Annual Meeting by means of remote communication at www.meetnow.global/MAGXPZ2, you will need to enter the control number provided in the confirmation sent by Computershare.

Record Date
The Board of Directors has fixed the close of business on February 29, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 12,278,649 shares of Common Stock issued and outstanding. The holders of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Proxies
    If you are the record holder of your shares (i.e., you hold your shares in your own name with our transfer agent, Computershare, as opposed to through a bank, broker or other nominee), you may vote at the Annual Meeting in person, by means of remote communication, or by proxy. Proxies may be delivered electronically via the Internet, by telephone, or in writing by mail. If you intend to deliver a proxy electronically or by phone, you may do so by following the instructions included with your proxy card.

    If you hold your shares in “street name,” such as in a stock brokerage account or through a bank or other nominee, such bank, broker or other nominee should provide you with these proxy materials, including a voting instruction card. If you hold your shares in “street name” and have not received these proxy materials, including a voting instruction card, from your bank, broker or other nominee, please contact the institution that holds your shares. As a street name shareholder, you may also be eligible to vote your shares via the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds your shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly.

If you vote electronically or by telephone and you properly follow the instructions included with your proxy card by no later than the deadline indicated in such instructions or if you vote by mail and you return to the Company the enclosed proxy card properly executed in time to be voted at the Annual Meeting, then the shares represented by your proxy, regardless of the method of delivery, will be voted in accordance with your voting instructions, unless you subsequently revoke your proxy as further explained below.
If you properly deliver your proxy without including any instructions as to how your proxy should be voted, then your proxy will be voted as follows: (1) “FOR” the election of Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., and Mary Jane King, as the five nominees of the Board of Directors, as Directors of the Company, each to serve for a three-year term expiring at the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier resignation, death or removal from office; (2) “FOR” the Say on Pay Proposal; (3) “FOR” the ratification of the Audit Committee’s appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and (4) in such manner as the proxy holders decide on such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The presence of a shareholder at the Annual Meeting, whether in person or by means of remote communication, will not automatically revoke a shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before such proxy is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by properly delivering a proxy electronically or by telephone at a later date. All written notices of revocation and other written communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: John A. Koutsos, Secretary.
It is not anticipated that any matters other than those set forth in Proposals One, Two, and Three will be brought before the Annual Meeting. The Company has not received any proper proposals from its shareholders to be included in this Proxy Statement or otherwise brought before the Annual Meeting. Please see the additional information under the heading “Shareholder Proposals” on page 59 of this Proxy Statement, below, for a description of the requirements that must be satisfied for any Director nomination or other shareholder proposal, which is not otherwise included in this Proxy Statement, to be presented by any shareholder at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.
Proxies may be solicited personally or by mail, telephone, fax or e-mail by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out of pocket expenses incurred in connection with that solicitation. The cost of soliciting proxies will be borne by the Company.
Quorum; Vote Required
The presence, whether in person, by means of remote communication, or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and withheld votes, and as long as there is one routine matter to be voted on at the meeting, such as the ratification of appointment of RSM US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal Three), broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

    The number of affirmative votes required for approval of the matters to be considered at the Annual Meeting is as follows:

•Proposal One - Election of Class of Directors
Each Director is required to be elected by a majority of the votes cast by shareholders present, whether in person, by means of remote communication, or by proxy, at the Annual Meeting. At the Annual Meeting, the maximum number of Directors to be elected is five (5).

•Proposal Two - Approval of the Say on Pay Proposal
The Say on Pay Proposal will be approved on a non-binding advisory basis if the votes cast by shareholders present, whether in person, by means of remote communication, or by proxy, at the Annual Meeting favoring the Say on Pay Proposal exceed the votes cast by shareholders present, in person, by means of remote communication, or by proxy, at the Annual Meeting opposing the Say on Pay Proposal.

•Proposal Three - Ratification of Appointment of Independent Registered Public Accounting Firm
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024 requires that the votes cast by shareholders present, whether in person, by means of remote communication, or by proxy, at the Annual Meeting favoring the ratification exceed the votes cast by shareholders present, in person, by means of remote communication, or by proxy, at the Annual Meeting opposing the ratification.

In voting for the election of Directors, you may vote “FOR” all nominees or “AGAINST” all nominees or only certain specified nominees or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a shareholder meeting and, consequently, abstentions will have no effect on the voting for this Proposal One.
In voting for the Say on Pay Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a shareholder meeting and, consequently, abstentions will have no effect on the voting for this Proposal Two.
In voting for the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2024, you may vote “FOR” or “AGAINST” such ratification or you may “ABSTAIN” from voting on the matter. Under Massachusetts law, an abstention is not considered a vote cast at a shareholder meeting and, consequently, abstentions will have no effect on the voting for this Proposal Three.
    Under existing stock exchange rules, banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received voting instructions from their clients. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and does not vote the customer’s shares either because the matter is not considered routine or because the bank, broker or other nominee does not exercise its prerogative to vote even if the matter is considered routine.

    Proposals One and Two, namely the election of Directors and the Say on Pay Proposal, are not considered “routine” matters, which means that if your shares are held in street name, your bank, broker, or other nominee may not vote your shares on this matter unless you provide timely instructions for such voting. Broker non-votes will not be deemed votes cast at the Annual Meeting for Proposals One and Two and as such, will have no effect on the voting for Proposals One and Two. It is, therefore, important that you vote your shares.

    Proposal Three, namely the ratification of the appointment of the independent registered public accounting firm, is considered a “routine” matter, which means that if your shares are held in street name, your bank, broker, or other nominee may vote your shares on this matter in its sole discretion if you do not provide timely instructions for voting your shares.

    The Directors and executive officers of the Company have indicated that they intend to vote all shares of Common Stock that they are entitled to vote “FOR” Proposals One, Two and Three. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 2,593,581 shares of Common Stock, representing approximately 21.12% of the outstanding shares of Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

The Company’s Second Amended and Restated By-Laws (the “By-Laws”) provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. Currently, the number of Directors for the Company is set at 18. Under the Company’s Restated Articles of Organization, as amended, and By-Laws, this number is divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal from office. As the term of one class expires, a successor class is elected at the annual meeting of shareholders for that year.

    The Board of Directors currently includes Shelagh E. Mahoney, who will retire from the Board of Directors upon the completion of the Annual Meeting. The Board of Directors has passed a resolution setting the number of Directors of the Company at 17 effective immediately upon the completion of the Annual Meeting.

At the Annual Meeting, there are five (5) individuals to be elected as Directors of the Company for a three year term to serve until the 2027 annual meeting of shareholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal from office. Upon the recommendation of the Corporate Governance/Nominating Committee of the Board of Directors, the full Board of Directors nominated each of Gino J. Baroni, John P. Clancy, Jr., James F. Conway, III, John T. Grady, Jr., and Mary Jane King, for election as a Director of the Company for a three-year term to serve until the 2027 annual meeting of shareholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal from office.

    The Board of Directors believes that all of the above-listed nominees will stand for election and will serve as a Director of the Company, if elected. However, if any nominee fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Alternatively, in lieu of designating a substitute, the Board of Directors may reduce the number of Directors of the Company.

Information Regarding Nominees
The following table sets forth certain information for each of the five (5) above-listed nominees for election as Directors at the Annual Meeting. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Nominees (Term to expire in 2027)

Name, Age, Principal Occupation and Qualifications	Director Since (1)
Gino J. Baroni (67)
Owner and Managing Principal, Trident Project Advantage Group, project advisors to public and private entities in capital improvement projects and real estate development. Owner of commercial, residential and tax-credit projects.

Qualifications: Mr. Baroni’s depth of experience in project management, construction management and real estate development, including his experience as an executive officer within large companies and his familiarity with finance, risk management, legal/contract review and negotiations, budget development, and internal controls, provides an enhanced level of expertise and depth of experience to the Board in multiple strategic areas, such as commercial and construction lending, geographic expansion and business development. Mr. Baroni also adds value to the Board by bringing local knowledge to the Board through his service on various civic boards representing several communities that are served by the Bank.
2010

John P. Clancy, Jr. (66) Chief Executive Officer of the Company and the Bank; prior to 2007, Executive Vice President and Chief Operating Officer of the Bank; prior to 2004, President of the Company; prior to 2002, Executive Vice President, Treasurer, Chief Financial Officer and Chief Investment Officer of the Bank.	2003
Qualifications: Mr. Clancy’s bank-related experience in finance, investment, strategy, management, risk oversight, banking regulations and operations provides invaluable insight to the Board’s oversight of operations and its strategic planning function. His prior experience serving as Chief Financial Officer, Chief Investment Officer and Chief Operating Officer of the Company and the Bank provides a skill set that is extremely valuable within the context of the Board’s decision-making process. Mr. Clancy’s past tenure as Chief Financial Officer of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.

James F. Conway, III (71) Former Executive Vice President of RR Donnelley; prior to December 2016, Executive Vice President of RR Donnelley, a publicly held integrated communication service company providing print, digital and supply chain solutions. Since May 2015, Vice Chairman and Lead Director of the Company and the Bank; prior to June 2015, President, Chief Executive Officer and Chairman, Courier Corporation, a publicly held company specializing in the publishing, printing and sale of books.	1989

Qualifications: With over 21 years of experience as the chairman and chief executive officer of a growing publicly traded company that employed approximately 1,500 individuals, Mr. Conway’s financial expertise, SEC reporting experience and knowledge of the public markets add great depth to the Board’s understanding of current market trends, governance standards, capital funding, human resources and compensation, and management of risk. Mr. Conway possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.

Name, Age, Principal Occupation and Qualifications	Director Since (1)
John T. Grady, Jr. (76) Senior Advisor at G2 Capital Advisors, providing investment banking and restructuring advisory services; Managing Partner of JTG Partners providing business and financial consulting to Family Offices and Privately held businesses; prior to 2020, Senior Advisor, Moelis & Company, a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors; prior to November 2016 director of Bank of Cape Cod and its publicly traded holding company, New England Bancorp, Inc.

2013
Qualifications: Mr. Grady’s experience in financial services in senior positions across investment management, private wealth management and banking, his leadership positions held at various community non-profit organizations, as well as his long-term connections within the New England business community add value to the Company’s wealth management, decision-making and strategic planning processes. Mr. Grady’s deep knowledge of the financial services industry and experience serving on boards of financial institutions provides him with insights into the challenges and opportunities that are faced by community banks.

Mary Jane King (70)
President, Conway Management Company, a private consulting company that helps Fortune 500 and mid-size companies improve quality and productivity, decrease costs and increase customer satisfaction by educating leaders in Business Process Improvement. Vice President and Member, Conway Capital Management LP, a private family owned investment firm which invests in private equity and real estate.

Qualifications: Ms. King’s experience with business leadership, process improvement, strategic planning, financial analysis and auditing, her leadership involvement in the community, as well as her knowledge of the Greater Nashua community both add value to the Board and provide enhanced community relations in our Southern New Hampshire markets. Ms. King’s experience strengthens the Board’s oversight of internal controls, operational processes and strategic planning and provides additional familiarity with the Southern New Hampshire markets that we serve.

2014

(1)All of the listed individuals are also directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

For information regarding the remaining members of the Board of Directors, who are not up for re-election this year and will continue to serve as Directors of the Company after the Annual Meeting, see the listing under the heading “Continuing Directors” on pages 12-16 of this Proxy Statement, below.
Recommendation of the Board of Directors
    The Board of Directors recommends that the shareholders vote FOR the election of each of the five (5) nominees named above.

PROPOSAL TWO
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

    In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Company is providing shareholders the opportunity to endorse or not endorse the Company’s compensation program for our named executive officers as disclosed in this Proxy Statement by voting for or against the resolution set forth below.

At the Company’s 2021 annual meeting of shareholders, over 81% of the shares of Common Stock were cast in support of the Company’s proposal to change the frequency of the Say on Pay proposal to be held on an annual basis. Accordingly, beginning in 2021, the Company has included the Say on Pay proposal in its proxy statement on an annual basis.

Your vote on this Say on Pay Proposal is strictly advisory in nature and is not binding in any way on the Company, the Board of Directors or the Compensation and Human Resources Committee of the Board of Directors (the “Compensation and Human Resources Committee”). Nonetheless, the Compensation and Human Resources Committee will review the results of the voting, take into account such results when considering future executive compensation arrangements and otherwise making recommendations to the Board of Directors with respect to such matters.

    At the 2023 annual meeting of the Company’s shareholders, over 82% of the outstanding shares of Common Stock were cast in support of the Company's compensation of its named executive officers. The Company believes that its executive compensation program furthers the interests of its shareholders by providing proper incentives to its senior management to achieve both long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects. The objectives and design of the Company's compensation program for the named executive officers listed under "Compensation Discussion and Analysis - Overview", including the different components of compensation and the rationale for each component, are described in detail under the heading “Compensation Discussion and Analysis” at pages 25-33 of this Proxy Statement, below. Shareholders are urged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures.

Accordingly, the Company is asking shareholders to vote on the following non-binding advisory resolution:

RESOLVED, that the shareholders of Enterprise Bancorp, Inc. hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative disclosure in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders,

Recommendation of the Board of Directors
The Board of Directors recommends that the shareholders vote FOR this Proposal Two.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed RSM US LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2024.
While the Company is not required to submit the ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm to a vote of shareholders, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of RSM US LLP for ratification by shareholders as a matter of good corporate practice.
In the event a majority of the votes cast are against the ratification of the appointment of RSM US LLP, the Audit Committee may consider the vote and the reasons therefor in future decisions of its appointment of the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.
Representatives of RSM US LLP are expected to attend the Annual Meeting, either in person or by means of remote communication, at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from shareholders.

The following table sets forth the fees paid or accrued by the Company for professional services provided by the Company’s independent registered public accounting firm, RSM US LLP, for the years indicated.

	2023	2022
Audit Fees	$434,280	$402,150
Audit-Related Fees	$29,400	$0
Tax Related Fees	$42,000	$47,775
All Other Fees	—	—
Totals	$505,680	$449,925

Description of Fees:

    Audit Fees
Fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements within the Company's annual report on Form 10-K and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year.

    Audit-Related Fees
Fees related to the Company’s filing of registration statements on Form S-3 related to the Company's dividend reinvestment and share purchase program, and the Company's shelf registration, filed on August 9, 2023.

    Tax Related Fees
    Fees billed for tax preparation services performed in each of the years indicated in the table above.

    All Other Fees
    There were no additional fees billed to the Company for the years indicated in the table above.

The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairperson this approval authority, subject to the requirement that the chairperson report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees,” “Tax Related Fees,” and “All Other Fees,” were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings “Audit-Related Fees,” “Tax Related Fees,” and “All Other Fees” is compatible with maintaining the independence of RSM US LLP.

Recommendation of the Board of Directors
The Board of Directors recommends that the shareholders vote FOR this Proposal Three.

BOARD OF DIRECTORS

In addition to the nominees for election to the Board of Directors set forth under “Proposal One - Election of Class of Directors” above, the Board of Directors is comprised of the individuals listed below whose terms expire at the annual meetings of the Company’s shareholders in 2025 and 2026. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Continuing Directors
(Term to expire in 2025)

Name, Age, Principal Occupation and Qualifications	Director Since (1)
Kenneth S. Ansin (59)
President of Ansin Consulting Group, a boutique advisory firm that partners with non-profit and socially responsible businesses from various market sectors; co-founded United Material Management in 2018, which was sold to Wheelabrator/Waste Innovations in 2021; prior to July 2017, Senior Vice President, Regional Community Banking Director of the Bank; prior to August 2007, owner and President of Norwood Fine Cabinetry, a privately held company specializing in kitchen and bath cabinetry; prior to 2007, Co-founder of United Site Services Inc., today a $1 billion construction-related company. Mr. Ansin served on the boards of the Bank and the Company from 1994 - 2012 before returning in 2017.

Qualifications: Mr. Ansin’s skills as an entrepreneur, prior bank director and business owner of various companies and his knowledge of micro finance add value to the Board as they closely match the characteristics and typical financing needs of many of the Company’s commercial customers. Mr. Ansin’s knowledge of and community involvement in Nashoba Valley Massachusetts, North Central Massachusetts and Lexington, Massachusetts provides valuable market knowledge and contacts within the Bank’s market areas.
2017

George L. Duncan (83)
Executive Chairman of the Company and the Bank since their inception; prior to 2007, also Chief Executive Officer of the Company and the Bank.

Qualifications: Mr. Duncan’s sixty plus years of experience with financial institutions and commercial lending provides the Board with expansive knowledge relating to credit risk, loan portfolio management and bank management in varying market conditions. Mr. Duncan’s role as Executive Chairman and past Chief Executive Officer of the Company, along with his past tenure as chief executive officer of an earlier Greater Lowell-based independent commercial bank prior to his founding of the Bank and leadership positions at many local, community non-profit organizations, also provide valuable industry specific and local community experience, market knowledge and contacts.
1988

Name, Age, Principal Occupation and Qualifications	Director Since (1)
Jacqueline F. Moloney (70) Professor and Chancellor Emerita, University of Massachusetts - Lowell; prior to May 2022, Chancellor, University of Massachusetts - Lowell; since June 2016 Director of MKS Instruments, Inc., a technology solutions provider; prior to August 2015, Executive Vice Chancellor, University of Massachusetts - Lowell.	2010
Qualifications: Dr. Moloney’s experience with leadership, budgeting, governance, strategic planning, marketing, education, technology, sustainability, diversity, and innovation adds value to the operating committees of the Board and enhances the Board’s overall understanding of the Bank’s operating environment and internal control structure. Dr. Moloney has previously served as a bank director and has served on numerous civic boards throughout the Merrimack Valley. She provides valuable knowledge and insight to the Board on emerging industries and business trends within the Bank’s market area, as well as local developments affecting the Greater Lowell community.

Michael T. Putziger (78)
Since 2009, Chairman of WinnCompanies, a private real estate company that develops, acquires and manages multi-family and mixed income properties nationwide; prior to January 2016, Partner and Of Counsel to Murtha Cullina, LLP, a law firm that provides legal services to businesses, government units, non-profit organizations and individuals.

Qualifications: Mr. Putziger’s legal experience and familiarity with commercial real estate development, financial institutions, banking industry trends and public markets provide value to all aspects of the Board’s decision-making process. Mr. Putziger’s service as chairman of a publicly traded, multi-bank holding company and as a director of a publicly traded thrift holding company and its subsidiary federal savings bank also provides him with substantial experience in the banking and thrift industries and with respect to relevant industry activities and challenges. This experience has been of value to the Board in, among other areas, its oversight of the Company’s wealth management services. governance, commercial and construction lending, strategic planning, and its consideration of various capital raising alternatives for the Company. Mr. Putziger possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
2008

Carol L. Reid (76)
Former Financial Executive; prior to September 2005, Vice President, Corporate Controller and Chief Accounting Officer of Avid Technology, Inc., a publicly held company specializing in digital media creation tools for film, audio, animation, games and broadcast.

Qualifications: Ms. Reid’s past role as a corporate controller of an international public company benefits the Board in its oversight of the Company’s risk management program, internal control structure and financial reporting process. Ms. Reid possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules, and she has been designated as such for purposes of her membership on the Audit Committee.
2006

Name, Age, Principal Occupation and Qualifications	Director Since (1)
Nickolas Stavropoulos (66)
Former President and Chief Operating Officer of San Francisco-based Pacific Gas and Electric Company (PG&E), one of the largest combined natural gas and electric energy companies in the United States providing safe, reliable, affordable and clean gas and electric service. PG&E Corporation filed for Chapter 11 bankruptcy on January 29, 2019 and such fact was affirmatively disclosed to the Company’s Board before Mr. Stavropoulos was appointed to the Board. Mr. Stavropoulos served on the boards of the Bank and the Company from 2002 – 2011.

Qualifications: Mr. Stavropoulos’ experience with leadership, finance and accounting, personnel, information technology, cybersecurity and workplace safety provide additional depth to the Board Committees from a lending, asset-liability management, compensation, audit and technology perspective. Mr. Stavropoulos’ experience with publicly traded companies and past service as the Company’s Audit Committee Chairperson provides him with a deep understanding of the regulatory, internal controls and financial reporting requirements of the Company. Mr. Stavropoulos possesses the qualifications necessary to be designated an “audit committee financial expert” under applicable SEC rules.
2020

(1)All of the above-listed individuals are also directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.
(Term to expire in 2026)

Name, Age, Principal Occupation and Qualifications	Director Since (1)
John R. Clementi (74) Chief Executive Officer, Longview Development, LLC, a real estate holding, development and management company; prior to October 2010, President of Plastican, Inc., a privately held manufacturer of plastic pails and covers.	1998
Qualifications: Mr. Clementi’s prior experience as president and owner of a privately owned national company employing approximately 900 individuals and operating within the Company’s market area with manufacturing facilities in Massachusetts, Georgia, Texas and Arizona, together with his prior training as an attorney, his familiarity with wealth management principles, his knowledge of the medical and manufacturing industries and his leadership positions held at various community non-profit organizations, enable Mr. Clementi to contribute extensively in multiple aspects of the Board’s oversight, governance and planning functions.

Carole A. Cowan (81) Former community college President; prior to March 2015, President, Middlesex Community College, the largest community college in Massachusetts.	1999
Qualifications: Dr. Cowan’s position as President of a local community college employing over 1,000 individuals, her knowledge of the local markets and her administrative experience, particularly in planning for and responding to rapid changes in personnel and technology, add value to the Board’s decision-making process in many key operational areas.

Name, Age, Principal Occupation and Qualifications	Director Since (1)
Normand E. Deschene (69)
Former Chief Executive Officer of Wellforce; prior to 2019, Chief Executive Officer of Wellforce, an integrated health care company serving as the parent of Circle Health, Tufts Medical Center and Hallmark Health; prior to January 2017, President and Chief Executive Officer of Wellforce and Chief Executive Officer of Circle Health and Lowell General Hospital, an independent, not-for-profit hospital serving the Greater Lowell area in Massachusetts.

Qualifications: Mr. Deschene’s 42 years of management experience in health care management, including the management of over 12,000 employees, provides him with a depth of skills relating to operational efficiencies, new technologies, business development, marketing, personnel and strategic planning. These skills, along with his deep local and regional community and industry involvement, facilitate Board discussions and the Board’s decision-making process.
2011

John A. Koutsos (63)
President, Alec’s Shoe Store, Inc., a privately held retail store since 1988. Since May 2018, Secretary of the Company and the Bank. From October 2007 to December 2012, Director of Nashua Bank, a local community bank.

Qualifications: Mr. Koutsos’ experience as a retail business owner brings additional insight and personal perspective in the commercial banking field, and his experience as a past bank director provides relevant experience and knowledge relating to banking strategies, regulatory requirements, asset management, lending practices and sound banking practices. Additionally, his commitment to superior customer service, his deep involvement in community and civic organizations, and his familiarity with the Southern New Hampshire market complement and expand the Board’s marketing, sales, business development, operations, and strategic planning functions.
2013

Joseph C. Lerner (49)
Managing Partner of 819 Energy, LLC, a renewable energy investment firm; prior to 2010, Director of Invenergy, LLC, a leading privately held global developer and operator of sustainable energy solutions.

Qualifications: Mr. Lerner’s depth of knowledge with financing, commercial real estate and construction, sustainability, and investment in energy infrastructure assets, combined with his experience as a business owner and manager, provides him a set of analytical, investment and business skills that will support the Board with its decision making and oversight responsibilities. Mr. Lerner is committed to the community through his involvement with multiple nonprofit organizations.

2016

Name, Age, Principal Occupation and Qualifications	Director Since (1)
Richard W. Main (77) President of the Company and the Bank; prior to April 2009, also Chief Lending Officer of the Bank; prior to January 2005, President, Chief Operating Officer and Chief Lending Officer of the Bank.	1989
Qualifications: Mr. Main’s depth of knowledge relating to the management of the Company’s commercial lending function and the significance of various changes in the market conditions affecting borrowers and their businesses provide invaluable insight to the Board’s oversight and management of the Company’s credit risk and operations. Mr. Main’s knowledge of banking operations and his past tenure as president, chief operating officer and director of an earlier Greater Lowell-based independent commercial bank prior to joining the Bank also provides valuable industry specific and local community experience and contacts.

(1)All of the listed individuals are also directors of the Bank. The years listed in the foregoing table are the respective years in which each named individual first became a director of the Company and the Bank or, if prior to the Company’s formation in 1996, of the Bank.

Independence of Board of Directors

The Board of Directors has determined that Directors Ansin, Baroni, Clementi, Conway, Cowan, Deschene, Grady, King, Koutsos, Lerner, Mahoney, Moloney, Putziger, Reid, and Stavropoulos were “independent” of the Company’s management as of the date of this Proxy Statement, on the basis of the independence standards contained in Listing Rule 5605(a)(2) of The NASDAQ Stock Market Rules (the “NASDAQ Listing Rules”). Messrs. Duncan, Main and Clancy, who are all current employees of the Company, were determined not to be independent of the Company.

Board Leadership Structure and the Board’s Role in Risk Oversight

    Mr. Duncan, who through December 31, 2006 served as the Company’s Chief Executive Officer, serves as the Executive Chairman of the Board and Mr. Clancy serves as the Chief Executive Officer of the Company. Recognizing the individual roles and responsibilities of the Executive Chairman and Chief Executive Officer the Board of Directors has implemented this structure to enhance strategic oversight and insight, board leadership, and to further align the Board of Directors and management.

    The Board of Directors annually appoints a Chairman, Vice Chairman, Secretary and Lead Director. These Board offices are currently held by Mr. Duncan as Executive Chairman, Mr. Conway as Vice Chairman and Lead Director, and Mr. Koutsos as Secretary. As Lead Director, Mr. Conway presides over executive sessions of independent Directors. In addition to these offices, the Board of Directors maintains active committees to which specific risk oversight responsibilities have been delegated by the Board of Directors. Committee chairpersons and members are elected each year by the Board of Directors to a one-year term.

    Regular meetings of the Board of Directors and its committees are held to review strategy, policy and results of operations, including discussions of risk. The frequency of meetings is determined by, among other things, strategy, operations and the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board of Directors at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board of Directors on an annual basis.

    The Board of Directors is responsible for oversight of the Company’s risk management. The Chief Executive Officer, the Company’s Executive Vice President-Chief Risk Officer and other members of senior management provide regular reports to the Board on the Company’s management of risk. Additionally, on a semi-annual basis, the Company’s Chief Risk Officer reports to the Board of Directors on the effectiveness of the Company’s risk management program.

Board Self-Assessments

The Board of Directors has committed to regularly assessing its own performance to identify the strengths of the Board of Directors as well as areas in which the Board of Directors may improve performance or focus its attention. The Board of Directors anticipates that the self-assessment processes will occur on an annual basis, at both the full Board-level as well as the committee-level. The purpose of the self-assessment is to improve the functioning of the Board of Directors as a whole, and not to target the performance of any individual director.

The self-evaluation process, which is established by the Corporate Governance Nominating Committee of the Board of Directors, involves the completion of annual evaluations for each committee and the full Board of Directors, review and discussion of the results of the evaluations by both the Corporate Governance/Nominating Committee and the full Board of Directors and the consideration of actions to address any issues. As a result of the 2023 assessment, the Board of Directors has focused and will continue to focus on managing risks, strategy discussion and development, and improving meeting effectiveness.

The Board of Directors and each of the committees of the Board of Directors conducted their self-assessments in 2023 and will continue to conduct annual self-assessments in the future.

Meetings of Board of Directors and Committees

    There were ten meetings of the Board of Directors during the year ended December 31, 2023.  During such period, each director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

A description of the functions and responsibilities of each committee of the Board of Directors is set forth below.

Audit Committee. The Audit Committee consists solely of independent Directors and assists the Board of Directors in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm and the Company’s Internal Audit Director. The Audit Committee meets quarterly with RSM US LLP and management to review our interim financial results, and to discuss various topics and events that may have significant financial impact, before the publication of quarterly earnings news releases. Among other responsibilities, the Audit Committee also monitors: the adequacy of internal controls relating to financial reporting, compliance by the Company with commercial and consumer legal and regulatory requirements, compliance with fair lending and community reinvestment activities, management of relationships with third party service providers, the adequacy of the Company's insurance coverage, the qualifications and independence of the Company’s independent registered public accounting firm, performance of the Company’s Internal Audit Director and independent registered public accounting firm, the business conduct and ethical standards of the Company, and the treatment of complaints received by management regarding accounting, internal accounting controls, or auditing matters. The Board of Directors has determined that each of Carol Reid, Audit Committee Chair, and Nickolas

Stavropoulos who are two of the six (6) independent Directors serving on the Audit Committee, qualifies to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules). The Board of Directors has further determined that Carol Reid, Audit Committee Chair, be designated as the Audit Committee Financial Expert on the Audit Committee. The Audit Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

    In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the NASDAQ Global Market, the definition of “independence” contained in Listing Rule 5605(a)(2) of the NASDAQ Listing Rules as well as the additional independence requirements contained in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) promulgated by the SEC thereunder, and has applied such definition and additional criteria consistently to all members of the Audit Committee.

Compensation and Human Resources Committee. The Compensation and Human Resources Committee consists solely of independent Directors and “Non-Employee Directors” (as defined by Rule 16b-3 promulgated by the SEC under the Exchange Act) and is responsible for establishing the Company’s compensation philosophy and executive compensation standards, performing the annual chairperson evaluation and recommending executive compensation, any employment agreements and Director compensation to the Board for approval.  The Compensation and Human Resources Committee is also responsible for overseeing the administration of the Company’s employee benefit, incentive and compensation programs, determining the effectiveness of the Company's compensation-related risk management practices, and reviewing and approving the Chief Executive Officer succession plan, and recommending such plan to the Board of Directors for approval. The Compensation and Human Resources Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). See “Compensation and Human Resources Committee Matters” for further information on the Compensation and Human Resources Committee.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee consists solely of independent Directors (as defined under Listing Rule 5605(e) of the NASDAQ Listing Rules) and is responsible for establishing effective governance controls and procedures for the Company and its Directors. The Corporate Governance/Nominating Committee’s specific responsibilities include recommending to the Board its determination of the independence of each Director, the composition of each Board committee, nominees for each Board committee chairperson, the Company’s response to any shareholder proposals, the collection and evaluation of board skills, nominees for election to the Board of Directors, and the appointment of Board officers. The Corporate Governance/Nominating Committee is also responsible for monitoring the effectiveness and performance of the Board and its various committees, the oversight of Environmental, Social and Governance (“ESG”) initiatives and disclosures, and for the approval of related party transactions. The Corporate Governance/Nominating Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com).

Enterprise Wealth Management Committee (“EWMC”). The EWMC is responsible for overseeing that prudent care and discretion are followed in the investment and fiduciary oversight of client assets to properly manage and report client and Bank market risk exposures. The EWMC oversees the activities of the Investment Committee, chaired by the Chief Investment Officer. The Investment Committee is responsible for approving general investment standards, the selection of mutual fund managers, equities, and for monitoring investments, mutual funds and portfolio performance. Minutes of the Investment Committee are reported to the EWMC. The EWMC periodically reviews management’s strategic planning initiatives and direction for the wealth management services provided under the Enterprise Wealth Management label and is also responsible for the oversight of the sale of non-deposit investment (i.e., brokerage) products through Enterprise Wealth Services using an independent third-party broker.

Executive Committee. The Executive Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibilities pertaining to the oversight of management of the Company. The Executive Committee is responsible for reviewing and discussing corporate matters, as identified by the Board of Directors and/or Executive Management, and recommending appropriate actions. During 2023, the Executive Committee provided oversight for capital management, balance sheet positioning, investment strategies and bank owned life insurance.

Loan Committee. The overall mission of the Loan Committee is to monitor the trends in asset and credit quality of the Bank’s loan portfolio as well as various other internal and external factors and controls that may impact loan growth, quality, concentration risk and overall credit risk exposure. The Loan Committee reviews information and reports relating to the composition, status, delinquency and classification of consumer, residential, construction and commercial loans within the Bank’s loan portfolio as well as any non-performing and past due loans and/or other real estate owned (“OREO”) assets (i.e., foreclosed property held by the Bank). The Loan Committee also reviews certain larger construction lending projects and relationships and reviews stress testing to determine potential risk exposure(s) related to the commercial real estate portion of the loan portfolio. In addition to these duties, the Loan Committee is responsible for reviewing the results of third-party loan review engagements, monitoring non-performing past due loans and the adequacy of the allowance for credit losses for loans and reserves for unfunded commitments, including the methodology applied to calculate the level of the allowance for credit losses for loans and reserves for unfunded commitments. The Loan Committee not only identifies and informs the Board of Directors of any unfavorable trends that it may detect in the Bank’s loan portfolio, but also recommends actions that may be taken to mitigate portfolio risk reviewing and approving charge-offs. The Loan Committee also approves and/or ratifies loans above certain limits, reviews certain larger construction lending projects and relationships, reviews stress testing, and regularly reviews and makes recommendations on the adequacy of the allowance for credit losses for loans and reserves for unfunded commitments.

Strategic Planning Committee. Working with management, outside consultants and banking industry experts, the Strategic Planning Committee assesses market and industry conditions to identify future opportunities, risks, necessary evolution and changes for the Company and the Bank. The Strategic Planning Committee oversees strategic planning activities in the areas of: strategic direction and priorities, the Bank’s competitive position, strategic choices, geographic branch expansion, digital transformation and opportunities to diversify revenue streams. The Strategic Planning Committee is also responsible for coordinating an annual board strategic planning session and for setting the general strategic direction and focus of the Company.

Technology and Information Security Committee (“TISC”). The TISC is responsible for overseeing the technology and information security budgets, strategic digital, cyber and technology initiatives, business intelligence analytics, project management, data management, responses to breaches of customer data, and other technology, information security and cyber security related functions of the Bank. In addition, the TISC reviews the adequacy of the Company’s business continuity and disaster recovery plans, the deployment of new technologies, and determines the appropriateness of acceptable information technology and cybersecurity risks that have been identified by management. The TISC monitors the results of internal and third-party testing, scanning and risk assessments as part of the Company’s ongoing efforts to maintain a secure operating environment.

Code of Business Conduct and Ethics
    The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers, and employees with a framework to make honest, ethical, and legal decisions, ensure full, fair, accurate, timely, and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All officers and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ Listing Rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein are available on the Company’s website (www.enterprisebanking.com).

Board Diversity

The information shown below in our Board Diversity Matrix is based on voluntary self-identification of each member of our Board of Directors.

Board Diversity Matrix (as of February 29, 2024)
Total Number of Directors	18
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	11	-	2
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	5	11	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	2

Board Skills and Experience

The information shown below in our Board Skills and Experience Matrix is based on voluntary self-identification of each member of our Board of Directors.

Ansin	Baroni	Clancy	Clementi	Conway	Cowan	Deschene	Duncan	Grady	King	Koutsos	Lerner	Mahoney	Main	Moloney	Putziger	Reid	Stavropoulos
C-Suite/Executive Management	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Financial Services Industry	X	-	X	X	-	-	-	X	X	-	-	-	-	X	-	X	-	X
Accounting and Financial Reporting	-	-	X	-	X	-	-	X	-	-	-	-	-	X	-	X	X	X
Risk Management	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Business Development, Sales and Marketing, Community Engagement	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Public Company	-	X	X	X	X	-	-	X	X	-	-	-	-	X	X	X	X	X
Human Capital, Compensation and Benefits	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Regulatory, Compliance, and Legal	-	-	X	X	-	X	X	X	-	-	-	-	-	X	-	X	X	X
Technology and Cybersecurity	-	X	-	-	-	X	X	-	-	-	-	X	-	-	X	-	-	X

Committee Membership
The following table provides 2023 membership by current Directors and meeting information for each of the standing committees of the Board of Directors (the Audit Committee, Compensation and Human Resources Committee, Corporate Governance/Nominating Committee, Executive Committee and the Strategic Planning Committee meetings are joint meetings of the Bank and the Company board of directors, Enterprise Wealth Management Committee, Loan Committee, Technology and Information Security Committee meetings are meetings of the Bank board of directors):

	Audit	Compensation and Human Resources	Corporate Governance/ Nominating	Enterprise Wealth Management	Executive	Loan	Strategic Planning	Technology & Information Security
Ansin				X		X	X
Baroni	X					X**		X
Clancy				X	X	X	X	X
Clementi (1)(2)		X	X*	X	X
Conway		X*	X		X*	X	X
Cowan	X	X			X			X*
Deschene					X	X	X*	X
Duncan				X	X	X	X
Grady				X*	X
King	X						X	X
Koutsos		X		X		X
Lerner	X		X			X
Mahoney							X
Main				X	X	X*	X
Moloney (1)(2)		X	X*		X		X
Putziger			X	X**		X
Reid	X*		X	X	X
Stavropoulos	X							X
Worden (3)						X		X
Total Meetings Held in 2023	9	7	5	4	3	6	3	6
*indicates Committee Chairperson
**indicates Committee Vice Chairperson

(1) Effective May 2, 2023:
•Jacqueline Moloney appointed Chair of Corporate Governance/Nominating Committee
•John Clementi stepped down as Chair from Corporate Governance/Nominating Committee

(2) Effective June 20, 2023:
•Jacqueline Moloney appointed member of the Executive Committee
•John Clementi stepped down from the Executive Committee
(3) Anita Worden passed away on April 12, 2023.

Board Attendance at Annual Meetings
    Directors are required to attend each of the Company’s annual meetings of shareholders. Absences will be allowed for serious personal or business obligations that cannot be rescheduled. All Directors attended the 2023 annual meeting of shareholders in person or by means of remote communication.

DIRECTOR COMPENSATION

    All members of the Board of Directors are Directors of the Company and of the Bank. In 2023, non-employee Directors were compensated per month based on their roles as Lead Director, Secretary, Committee Chairperson and Committee Vice-Chairperson, Committee membership and the annual retainer listed below, excluding Executive Committee meetings, in which all participating Directors were paid $700 per meeting. In 2023, non-employee Directors were paid a monthly cash retainer of $1,925 for Board of Directors meetings, excluding the Board's annual strategic planning meetings, for which they were paid $1,000 for each such strategic planning meeting. In addition, beginning in 2021, any new Directors are paid a New Director Committee Orientation fee of $650 per month for attendance at any and all Committee meetings attended for the duration of the orientation period.

Non-employee Directors also receive fees as detailed in the following table:

Annual Retainer
Board of Directors	$43,102 (1)
Lead Director	$9,600
Audit Committee Chairperson	$7,500
Audit Committee Members	$8,100
Compensation and Human Resources Committee Chairperson	$6,000
Compensation and Human Resources Committee Members	$3,600
Corporate Governance/ Nominating Committee Chairperson	$6,000
Corporate Governance/ Nominating Committee Vice-Chairperson (currently no Vice-Chairperson)	$3,000
Corporate Governance/ Nominating Committee Members	$3,000
Enterprise Wealth Management Committee Chairperson	$6,000
Enterprise Wealth Management Committee Vice-Chairperson	$3,000
Enterprise Wealth Management Committee Members	$2,400
Loan Committee Chairperson (2)	$6,000
Loan Committee Vice-Chairperson	$3,000
Loan Committee Members	$6,000
Strategic Planning Committee Chairperson	$6,000
Strategic Planning Committee Members	$1,200
Technology and Information Security Committee Chairperson	$6,000
Technology and Information Security Committee Members	$2,400
Secretary	$500

(1) This amount reflects the 2023 annual cash retainer of $23,100 and awards of shares of restricted stock with a grant date value of $20,002 per non-employee Director. The shares of restricted stock granted to non-employee Directors as part of their 2023 annual retainers generally vest over a two-year period. In 2023, an aggregate of 9,915 shares of restricted stock were granted to non-employee Directors as part of their 2023 annual retainer. All other annual retainers are paid in cash unless the Director has elected to receive shares of Common Stock.

(2) This annual retainer is paid only when the Loan Committee Chairperson is a non-employee Director.

In 2023, all annual retainers paid in cash were paid in equal monthly installments.

Directors who are also full-time salaried officers of the Bank were not paid for attending Board of Directors or committee meetings in 2023 and did not receive retainers of any kind for their services in any capacity as Directors.

For the year 2023, non-employee Directors had the option to make an irrevocable election (by December 31, 2022) to receive shares of Common Stock in lieu of receiving all or a portion of their 2023 compensation in cash. The number of shares issued to non-employee Directors pursuant to this election is based on an average of the quarterly close price of the Company’s Common Stock on the NASDAQ Global Market in 2023. For the year 2023, the Company issued a total of 7,224 shares of Common Stock to seven non-employee Directors at a per share issuance price of $30.22. These shares were issued in January 2024. For the year 2024, non-employee Directors have the same option to receive shares of Common Stock in lieu of cash fees. These shares will be issued in January 2025.
The Company believes that giving non-employee Directors the option to receive shares of Common Stock in lieu of cash fees and granting to them restricted stock awards with time-vesting requirements further aligns such Directors’ interests with those of the Company’s shareholders.

The following table details the total compensation paid to each non-employee Director for the year ended December 31, 2023.

Name	Fees earned or paid in cash or stock ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Kenneth S. Ansin	$35,400	$20,002	$55,402
Gino J. Baroni	$45,300	$20,002	$65,302
John R. Clementi	$36,800	$20,002	$56,802
James F. Conway, III	$56,600	$20,002	$76,602
Carole A. Cowan	$47,300	$20,002	$67,302
Normand E. Deschene	$42,800	$20,002	$62,802
John T. Grady, Jr.	$34,900	$20,002	$54,902
Mary Jane King	$38,900	$20,002	$58,902
John A. Koutsos	$39,000	$20,002	$59,002
Joseph C. Lerner	$42,900	$20,002	$62,902
Shelagh E. Mahoney	$27,000	$20,002	$47,002
Jacqueline F. Moloney	$37,600	$20,002	$57,602
Michael T. Putziger	$41,600	$20,002	$61,602
Carol L. Reid	$48,200	$20,002	$68,202
Nickolas Stavropoulos	$36,300	$20,002	$56,302
Anita R. Worden (3)	$10,500	$7,961	$18,461

(1)All non-employee Directors, excluding Messrs. Ansin, Conway, Grady, Lerner, Stavropoulos, Dr. Cowan, and Mses. King, Reid and Worden, elected to receive all or a portion of their 2023 Directors fees in the form of shares of Common Stock, which were issued in January 2024.

(2)The value of the restricted stock awards is based on the fair market value of the Common Stock on the date of grant, which was June 20, 2023. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, which was $30.26 per share. None of the above listed non-employee Directors held any outstanding stock options as of December 31, 2023.

(3)As of December 31, 2023, each of the above listed non-employee Directors, excluding Ms. Worden, who passed away on Apri1 12, 2023, had 921 shares of unvested restricted stock. On April 12, 2023, in connection with her passing, Ms. Worden's 260 shares of unvested restricted stock became fully vested.

INFORMATION REGARDING OTHER EXECUTIVE OFFICERS
AND OTHER SIGNIFICANT EMPLOYEES

Set forth below is certain information regarding the executive officers and other significant employees of the Bank, other than those who are also named executive officers or Directors of the Company and for whom such information is provided elsewhere in this Proxy Statement. Each individual named below has held their position for at least five years, except as otherwise indicated.

Name	Age	Years of Service	Position
Brian H. Bullock	66	34	Chief Commercial Lending Officer since March 2009.
Brian M. Collins	47	24	Chief Digital and Operations Officer of the Bank since March 2021; from March 2014 to March 2021, Director of Operations.
Susan Covey	62	19	Branch Administration Director since March 2016.
Ryan C. Dunn	49	26	Regional Commercial Lending Director since March 2017.
Peter J. Fraser	62	2	Chief Mortgage and Consumer Lending Officer since March 2023; from April 2022 to March 2023, Mortgage Lending Director.
Jamie L. Gabriel	46	24	Chief Human Resources Officer since March 2017.
Marlene P. Hoyt	69	22	Construction Lending Director since March 2016.
Meaghan Lally-McGurl	39	17	Chief Risk Officer since March 2024; from September 2022 to March 2024, Chief Information Security Officer; from September 2018 to September 2022, Operational Risk Director.
Steven R. Larochelle	60	27	Chief Banking Officer since March 2009.
Hicham Naciri	53	2	Chief Information Officer since March 2023; from August 2021 to March 2023, Information Services Director.
Peter J. Rayno	63	19	New Hampshire Community Banking and Lending Director since March 2015.
Chester J. Szablak, Jr.	66	26	Chief Sales, Community and Customer Relationship Officer since March 2017.

COMPENSATION DISCUSSION AND ANALYSIS

Overview
    This section details the Company’s executive compensation philosophy and contains a discussion of each material element of the Company’s executive compensation program as it relates to the following “named executive officers” of the Company (the “Named Executive Officers”) whose compensation information is detailed below:

Name	Age	Years of Service	Position
John P. Clancy, Jr.	66	35	Refer to the section “Board of Directors” for more information on position.
George L. Duncan	83	36	Refer to the section “Board of Directors” for more information on position.
Stephen J. Irish	69	35	Senior Managing Director Wealth Management and Chief Operating Officer of the Bank since March 2023; from May 2017 to March 2023, Managing Director Wealth Management and Chief Operating Officer of the Bank.
Joseph R. Lussier	53	24	Chief Financial Officer and Treasurer of the Company and Bank since October 2019; from March 2017 to October 2019, Director of Finance.
Richard W. Main	76	35	Refer to the section “Board of Directors” for more information on position.

Executive Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract, motivate, and retain highly qualified executive officers, who are vital to achieving the financial goals set by the Board of Directors and enhancing long-term value for shareholders, while operating the Company in a safe and sound manner. The Company’s executive compensation philosophy provides that total annual compensation levels should:

(1) reflect compensation levels of those found in other banking organizations of comparable asset size, performance and geography;
(2) reflect individual responsibilities, team contribution, team leadership, experience, skill set, teamwork and performance; and
(3) provide incentive to achieve business and financial objectives within reasonable risk parameters.

The Company at least annually assesses total compensation paid to its executive officers. As part of this process, the Compensation and Human Resources Committee has assessed and evaluated the elements of total compensation described below under the 2023 Executive Compensation Program paid to executive officers, including the Named Executive Officers, as a group and individually.

Compensation and Human Resources Committee and Independent Consultant Roles

Consistent with our above described philosophy, the Compensation and Human Resources Committee regularly obtains and considers information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants. The Compensation and Human Resources Committee also reviews annually the responsibilities and performance of the Company’s executive officers. Elements of compensation are established with the goal of incentivizing and rewarding the Company’s executive officers for individual performance and organizational short- and long-term goals without encouraging excessive risk-taking.

In accordance with the Compensation and Human Resources Committee Charter, the Compensation and Human Resources Committee follows the process outlined under the heading “Role of the Compensation and Human Resources Committee” as described further under Compensation and Human Resources Committee Matters on page 33-34 below.

The Compensation and Human Resources Committee annually engages a compensation consulting firm to review the elements of the Company’s executive compensation program and to provide comparative market information on total executive compensation including base salary, incentive cash compensation, and incentive equity compensation for the Compensation and Human Resources Committee’s review. The Compensation and Human Resources Committee engaged Pearl Meyer and Partners (“Pearl Meyer”) to assess and to conduct a comparative market review of the Company’s executive compensation programs and develop the Company's peer group for the year ended December 31, 2023. In addition to general survey data provided by Pearl Meyer, a peer group was developed consisting of publicly traded bank holding companies within the New England region of the United States, including companies located in the states of New York, New Jersey, and Pennsylvania, predominantly in metropolitan locations, with similar asset size and performance results to the Company and, like the Company, with a loan portfolio substantially consisting of commercial loans, as well as, wealth management business. At the time the peer group was selected, the Company was positioned at approximately the median of the peer group in terms of total assets, with total asset size of the peer group ranging from $2.2 billion to $9.7 billion. The information was not gathered to benchmark executive compensation to particular levels within the peer and survey group; rather, it was reviewed to assess the competitiveness of the Company’s total executive compensation.
Working with Pearl Meyer, the Compensation and Human Resources Committee selected the following peer group:

Univest Financial Corporation	The First of Long Island Corporation
Washington Trust Bancorp, Inc.	Bar Harbor Bankshares
Peapack-Gladstone Financial Corporation	BCB Bancorp, Inc.
Financial Institutions, Inc.	Peoples Financial Services Corp.
Camden National Corporation	Orrstown Financial Services, Inc.
CNB Financial Corporation	The First Bancorp, Inc.
HarborOne Bancorp, Inc.	Chemung Financial Corporation
Cambridge Bancorp	Western New England Bancorp, Inc.
Mid Penn Bancorp, Inc.	Codorus Valley Bancorp, Inc.

Compensation Elements and Rationale
    Executive compensation may include any or a combination of the following components in addition to an executive’s base salary: incentive cash compensation, incentive equity awards, supplemental executive retirement benefits, supplemental life insurance benefits, income protection following a termination of employment under various circumstances, including following a change in control of the Company, and other perquisites such as Company-owned automobiles and club memberships for business development purposes. Each of these components is reviewed, both separately and from a total compensation perspective, and approved by the Compensation and Human Resources Committee and the independent members of the Board of Directors on at least an annual basis. The Company believes that by using a combination of these elements it is best able to find an effective balance in motivating each executive to achieve long-term and short-term goals without taking unnecessary or excessive risks that could threaten the Company’s financial condition or prospects, thereby enhancing long-term shareholder value. In establishing the components of compensation for each individual executive officer, the Compensation and Human Resources Committee considers the performance and responsibilities of the individual, the executive’s designation or role within the Company, the cost to the Company of the various components of compensation to be provided, the tax and accounting implications in designing the Company’s compensation programs, and the support received from the Company’s shareholders in prior non-binding “Say on Pay” advisory votes. The Compensation and Human Resources Committee did not change its approach in 2023 and applied a rationale similar to that used in 2022. The Compensation and Human Resources Committee will continue to consider the outcome of the Company’s non-binding “Say on Pay” advisory votes when making future compensation decisions for the Named Executive Officers.

2023 Executive Compensation Program

Base Salary

For the year ending December 31, 2023, the Compensation and Human Resources Committee did not change its approach in determining base salaries for the Named Executive Officers and applied a rationale similar to that used in the prior year. The Compensation and Human Resources Committee determined that the base salaries for Messrs. Irish and Lussier would increase from 2022 levels, in part, to maintain alignment with the competitive range of base salaries found in the peer group for their positions. The base salary increase for Mr. Clancy was exactly offset by a reduction in the Supplemental Executive Retirement and Deferred Compensation Plan contribution made to Mr. Clancy. Thus, Mr. Clancy's salary increase was more of a reallocation of total compensation. The base salary increase for Mr. Clancy was in part to maintain alignment with the competitive base salary range for his position. The base salary increases for Messrs. Clancy, Irish and Lussier effective March 2023 were as follows: Mr. Clancy from $525,944 to $625,944, Mr. Irish from $378,889 to $394,045 and for Mr. Lussier from $270,710 to $291,013. The Compensation and Human Resources Committee determined that the base salaries for Messrs. Duncan and Main would remain unchanged for 2023.

Incentive Compensation (Cash)

The terms of incentive cash compensation for Named Executive Officers are established by the Compensation and Human Resources Committee, subject to approval by the independent members of the Board of Directors, on an annual basis. Named Executive Officers are eligible for incentive cash compensation through the Company’s Variable Compensation Incentive Plan that is established each year by the Compensation and Human Resources Committee. Payments for Named Executive Officers under the Variable Compensation Incentive Plan for 2023 were determined by various weighted elements of the Company’s performance, including "Income" (as defined below), deposit growth, loan growth, loan quality, and non-interest revenue. Additionally, to encourage Named Executive Officers to manage the Company's salary and benefits expense, the 2023 Variable Compensation Incentive Plan included a multiplier for Named Executive Officers that reduced or increased their overall payout based on performance compared to specific targets for managing such expense. Target incentive payout percentages for Named Executive Officers' base compensation earned under the 2023 Variable Compensation Incentive Plan were 45% for Messrs. Duncan and Main, 50% for Mr. Clancy, 40% for Mr. Irish, and 32.5% for Mr. Lussier.

The 2023 Variable Compensation Incentive Plan, including the performance factors and levels and relative weightings, are shown in the table below.

Performance Factor	Weight	At Threshold 0%	25%	50%	Target 100%	125%	150%	Stretch 200%	Level for 2023	Weighted Results
Income	50%	40.6	46.6	52.6	64.6	73.1	81.6	98.6	0.86	0.43
YTD Average Low Cost Deposits	7.5%	2.117M	2.160M	2.204M	2.290M	2.334M	2.377M	2.463M	0.33	0.02
YTD Average High Cost Deposits	7.5%	1.654M	1.687M	1.719M	1.784M	1.816M	1.848M	1.913M	1.74	0.13
Loan Growth	15%	-63.6	15.9	95.4	254.4	333.9	413.4	572.4	1.42	0.21
Loan Quality	10%	1%	0.88%	0.75%	0.50%	0.38%	0.25%	—%	1.37	0.14
Non-Interest Fee Revenue	10%	16.7	17.35	18.0	19.3	19.95	20.6	21.9	1.05	0.11
Result Payable to Target Prior to Multiplier: 1.04
Salaries and benefits expense were in the targeted range and did not impact the overall results

"Income," as used above, was defined under the 2023 Variable Compensation Incentive Plan as the Company’s pre-tax income excluding income taxes, variable compensation plan expense, the provision for credit losses, the change in market value of equity securities (bank portfolio), gains and losses on sales of bonds, and any other non-recurring or non-core operating income or expense such as, but not limited to, gains or losses on other real estate owned, derivatives and bank owned life insurance. Consistent with the terms of the 2023 Variable Compensation Incentive Plan, the unfavorable variance in the provision for credit losses was applied at 50%. Additionally, $3.6 million in Employee Retention Credits received from the Internal Revenue Service during the year were excluded from the “Income” results as an extraordinary, non-budgeted item.

In February 2024, the Compensation and Human Resources Committee approved payouts under the 2023 Variable Compensation Incentive Plan for the Named Executive Officers. Messrs. Duncan and Main received an actual payout of 46.81%, which resulted in the following cash payments: $200,576 for Mr. Duncan and $150,432 for Mr. Main. Mr. Clancy received an actual payout of 52.01%, which resulted in a cash payment of $311,565. Mr. Irish earned an actual payout of 41.61%, which resulted in a cash payment of $162,264. Mr. Lussier earned an actual payout of 33.81%, which resulted in a cash payment of $96,537.

    Long-Term (Equity) Incentive Compensation
The Company attempts to align the interests of its executives with the long-term interests of shareholders through the granting of equity-based compensation awards, which have historically been in the form of stock options and restricted stock. Equity awards are intended to (1) enhance management’s sense of ownership and commitment to the long-term success of the Company, (2) encourage and reward management performance that increases the long-term success and shareholder value of the Company, and (3) attract and retain the senior leadership and management talent the Company needs to be successful. The Compensation and Human Resources Committee determined that restricted stock will serve as the primary vehicle to be used to achieve these objectives.

In connection with its compensation program, the Compensation and Human Resources Committee evaluates the issuance of equity grants to employees on an annual basis. Historically, equity grants have been considered and made during the first quarter of each calendar year. The total value of restricted stock granted to all employees is determined after considering various factors, including measures on shareholder dilution. The value of restricted stock awards granted to individual employees, including the Named Executive Officers, is also based upon various factors, but is primarily based upon an employee’s level of responsibility and individual performance and contribution, and, with respect to the Named Executive Officers and other senior management, the desired mix of compensation. Restricted stock grants for employees other than the Named Executive Officers and other senior management are subject to the approval of the Compensation and Human Resources Committee and the Board of Directors. In addition to the recommendation of the Chief Executive Officer and the approval of the Compensation and Human Resources Committee, restricted stock awards granted to the Named Executive Officers and other senior management must also be approved by independent members of the Board of Directors. In all cases, the value of the restricted stock is established based on the market price of the Company’s common stock on the date of the grant.

On March 21, 2023, the Company granted to employees a total of 63,989 shares of restricted stock. All shares of restricted stock were granted under the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan. For the Named Executive Officers and certain other specific senior employees, restricted stock grants will vest based on the Company reaching specific targets in cumulative earnings per share totals. The shares of restricted stock will vest based on the Company reaching the specific targets in cumulative earnings per share totals set forth on page 45 below. Specific incremental targets were set to align the Named Executive Officers and other senior management with shareholder interests by requiring earnings targets be met for awards to vest rather than incremental time-based vesting. If such targets are not met by December 31, 2027, unvested shares will be forfeited. For all other employees, restricted stock grants will vest 25% per year beginning on the first anniversary of the grant date. The Compensation and Human Resources Committee believes the equity grant vesting schedules are aligned with the Company’s long-term performance goals.

The amounts granted to the Named Executive Officers in March 2023 were as follows: 5,044 shares of restricted stock to Mr. Duncan; 6,429 shares of restricted stock to Mr. Clancy; 2,692 shares of restricted stock to Mr. Main; 2,012 shares of restricted stock to Mr. Irish; and 1,161 shares of restricted stock to Mr. Lussier. The value of shares of restricted stock granted to the Named Executive Officers during the year ended December 31, 2023 was considered to be within the competitive ranges for executive management based on the report provided by Pearl Meyer, and the Compensation and Human Resources Committee believes such equity grants meet the Company’s objective of executive employee participation in the Company’s equity compensation program, aligning the executives’ interests with those of the shareholders.

Supplemental Retirement Benefit and Supplemental Life Insurance Benefit

The Compensation and Human Resources Committee believes that providing a supplemental retirement benefit, which is implemented through salary continuation agreements, a supplemental executive retirement and deferred compensation benefit, and supplemental life insurance benefits serve as long-term retention tools, as well as provide a reward component to the executive.

The Bank is party to certain salary continuation and supplemental life insurance agreements with each of Messrs. Duncan and Main. The terms of these salary continuation agreements, and the annual amounts payable to the executives thereunder, are described further at page 52 below. The annual expense incurred by the Company in maintaining this supplemental retirement benefit for each executive equals the annual increase of the present value of the accumulated benefit to be paid to the executive. This amount is included for each of the executives in the Summary Compensation Table at page 36 below under the heading “Change in Pension Value and Non qualified Deferred Compensation Earnings.”

The supplemental life insurance benefits that are payable to Messrs. Duncan and Main are included in the amounts shown as payable in the event of death in the table at page 52 below and are specifically referenced in footnote 3 to the table. In 2006, 2015, and 2021 the Company initiated a supplemental life insurance benefit plan for a number of its employees in management positions. Under these plans, the Company has provided supplemental life insurance benefits to the employees, subject to certain restrictions. Messrs. Clancy and Irish participate in the 2006, 2015, and 2021 plans and Mr. Lussier participates in the 2015 and 2021 plans. The amounts of their supplemental life insurance benefits are included in the amounts shown as payable in the event of death in the table at page 52 below and are specifically referenced in footnote 3 to the table.

In March 2023, the Compensation and Human Resources Committee and the Board of Directors approved contributions to the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan, as amended (“SERP”), for certain Named Executive Officers, including Messrs. Clancy (1), Lussier and Irish. Under the terms of the SERP, Company contributions to the SERP were made in February 2024 for the 2023 SERP plan year for the following individuals: $107,500 for Mr. Clancy, $13,020 for Mr. Lussier, and $24,020 for Mr. Irish. The Named Executive Officers direct the investments of their individual accounts. Messrs. Clancy, Lussier, and Irish’s account balances will be paid out, subject to the terms of the SERP, as a lump sum or in monthly installment payments over a period of sixty (60) months following six (6) months after separation from service in accordance with Section 409A of the Internal Revenue Code of 1986 (the “Code”). Benefits under the SERP are paid from the Bank’s general assets, although the Company also maintains a Rabbi Trust. The Rabbi Trust and the funds held therein are Company assets.

On December 12, 2023 the Board of Directors approved an amendment to the SERP (the "SERP Amendment"), amending the vesting schedule for any contributions made by the Company for services performed on or after January 1, 2024 to current participants in the SERP who are not fully vested as of the effective date of the SERP Amendment and to prospective participants. Under the SERP Amendment, Company contributions made to such participants on or after January 1, 2024 would be 100% vested upon the earlier of (i) the participant achieving five (5) or more “Years of Participation” under the SERP, or (ii) the participant reaching “Normal Retirement Age,” or 62 years old. For Company contributions under the SERP made for services performed prior to January 1, 2024, the vesting schedule remains unchanged and such contributions would vest upon the earlier of (a) 50% vesting upon the participant achieving four (4) “Years of Participation” under the SERP and the remaining 50% vesting upon the participant achieving six (6) or more “Years of Participation” under the SERP, or (b) 100% vesting upon the participant reaching “Normal Retirement Age,” or 62 years old (2). All SERP plan benefits associated with employer contributions would be forfeited if the employee is terminated for cause.

(1) Mr. Clancy's SERP service based contribution was removed and rather provided to him in the form of cash in his base salary. The Board of Directors approved the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan 2023 Addendum in March 2023 to reflect this change.
(2) Under the terms of the SERP, contributions would vest if employee "separates from service" with Company after reaching "Normal Retirement Age" of 62.

Income Protection and Non-Compete
In addition to the above-noted elements of compensation, Messrs. Duncan, Main and Clancy have written employment agreements with the Company, which include non-competition restrictions, and Messrs. Irish and Lussier have written change in control/non-competition agreements with the Company. These agreements provide the respective Named Executive Officers with income protection in the event of a termination of his employment under certain circumstances, including following a change in control of the Company. The Compensation and Human Resources Committee believes these agreements are an important tool in retaining key executives while providing protection to the Company by restricting the executive’s ability to compete in the Company’s marketplace if he or she were to leave prior to or as a result of any change in control of the Company. The Compensation and Human Resources Committee believes that the non-competition protection afforded by these agreements is beneficial in the Company’s competitive marketplace and that the payment amounts and related conditions thereto contained in the agreements are consistent with reasonable industry standards. The maximum amounts that may be paid to any Named Executive Officer under any of these agreements are limited by automatic “cutback” provisions that ensure payments will not exceed the limits specified under Section 280G of the Code. The terms of these agreements are described at pages 48-50 below and the amounts payable thereunder to the Named Executive Officers under various termination scenarios are included in the table at page 52 below.

    Perquisites

In addition to their participation in the Company’s general employee benefit plans, as described in footnote 6 of the Summary Compensation Table at page 36 below, the Company provides Company-owned automobiles for the use of Messrs. Duncan, Main and Clancy. The Company also pays dues related to club memberships for business development purposes for Messrs. Main and Clancy. The Compensation and Human Resources Committee believes that the cost of these additional perquisites is modest for the size of the Company and that providing them is consistent with maintaining a competitive total compensation and benefits package for senior management and for business development purposes.

Policies & Practices

Named Executive Officers and Directors Stock Ownership Guidelines

The Company has established stock ownership guidelines for its Named Executive Officers and directors. The Company believes that the Named Executive Officer and director stock ownership guidelines further strengthen the individual’s commitment to the Company’s future and further aligns their interests with those of the Company’s shareholders. The Company’s Named Executive Officers and directors are required to meet the specific stock ownership guidelines as listed below. The individual will be required to meet the stock ownership guidelines within five years of being hired or promoted to a Named Executive Officer position or elected as a director of the Company or from the implementation date of the guidelines.

Position	Stock Ownership Guideline
Executive Chairman and Chief Executive Officer	Three times base salary at date of calculation
President	Two times base salary at date of calculation
Other Named Executive Officers	One time base salary at date of calculation
Director	Five times total Board of Director cash and equity retainer

Ownership is calculated on the last business day of the calendar year using the closing price or book value of the Company’s common stock, whichever is greater, and includes: shares owned outright individually or as a co-owner with a spouse, including those in the Bank’s 401(k) plan self-directed brokerage account or the Company’s Employee Stock Purchase Plan; shares owned but held in trust or in the name of an immediate family member; and unvested restricted shares.

As of December 31, 2023, all directors and Named Executive Officers of the Company met or exceeded the guidelines.

    Incentive Compensation Recovery and Recoupment Policy

In order to further align management’s interests with the interests of the Company’s shareholders and support good governance practices, all incentive compensation awards made to officers of the Company with a title of "senior vice president" or a more senior position include a clawback provision. If the Company’s reported financial or operating results are determined by the Company to be subject to material negative restatement due to material noncompliance with any financial reporting requirement under the securities laws, fraud, or misconduct (other than a restatement caused by a change in applicable accounting rules or interpretations), the Company may require recoupment of full or partial payouts made under the short and long-term compensation plans to participants with an officer status of senior vice president or above.

The Compensation and Human Resources Committee of the Board of Directors adopted and implemented an Incentive Award Recoupment Policy, effective as of October 2, 2023 (the “Clawback Policy”), in accordance with Rule 10D-1 promulgated by the SEC under the Exchange Act and Nasdaq Listing Rule 5608. The Clawback Policy applies to current and former executive officers of the Company, including the Named Executive Officers and the Company’s “officers” as defined in Section 16 of the Exchange Act, and will be administered by the Compensation and Human Resources Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Clawback Policy provides for the recovery of any erroneously awarded incentive-based compensation tied to the performance of the Company and paid to or received by the Company’s executive officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise cause or contributed to the requirement for a restatement.

Anti-Hedging Policy

The Board of Directors has adopted, as part of the Company’s Insider Trading Policy, a policy prohibiting the Company's directors, executive officers and employees from engaging in hedging activities involving the Company’s common stock by making an investment to reduce the risk of adverse price movements in the Company’s common stock.

COMPENSATION AND HUMAN RESOURCES COMMITTEE MATTERS

Role of the Compensation and Human Resources Committee

The Compensation and Human Resources Committee of the Board of Directors is comprised of five members, all of whom are currently determined to be independent by the Board of Directors. In determining the independence of the members of the Compensation and Human Resources Committee, the Board of Directors has used the definition of (i) “independence” contained in Rule 5605(d)(2)(A) of the Marketplace Rules of the NASDAQ Stock Market, and (ii) “non-employee directors” within the meaning of Exchange Act Rule 16b-3 and has applied these definitions consistently to all members of the Compensation and Human Resources Committee. One responsibility of the Compensation and Human Resources Committee is to review the performance of the Executive Chairman and recommend his compensation to the independent members of the Board of Directors for review and approval. The Executive Chairman and Compensation and Human Resources Committee review the performance of the Chief Executive Officer and President and recommend their compensation to the independent members of the Board of Directors for review and approval. The Company’s Chief Executive Officer evaluates the performance of the remaining executive officers and recommends their compensation to the Compensation and Human Resources Committee. The Compensation and Human Resources Committee reviews the Chief Executive Officer’s recommendations and submits its recommendation to the independent members of the Board of Directors for approval. In March 2023, the independent members of the Board of Directors approved all recommendations presented by the Compensation and Human Resources Committee.

The Compensation and Human Resources Committee has the authority to retain or obtain advice from independent advisors, such as outside legal counsel and consulting firms, as it deems necessary to perform its role. After taking into consideration the factors set forth in NASDAQ Marketplace Rule 5605(d)(3)(D), the

Compensation and Human Resources Committee obtained the services of Pearl Meyer during the year ended December 31, 2023 to provide market assessment information to the Compensation and Human Resources Committee which is discussed in further detail in the Company’s Compensation Discussion and Analysis at pages 25-33 above. Pearl Meyer was paid $60,258 for these services during the year ended December 31, 2023. The Compensation and Human Resources Committee reviewed all factors, as provided by management, for any potential or actual conflicts of interest with Pearl Meyer and the Board of Directors or the Company and determined there were no potential or actual conflicts with the Board of Directors or the Company.

The Compensation and Human Resources Committee operates under a written charter, a copy of which can be found on the Company’s website (www.enterprisebanking.com). The Compensation and Human Resources Committee annually reviews its charter and recommends any changes to the full Board of Directors. The charter requires the Compensation and Human Resources Committee to meet at least four times every year. During the year ended December 31, 2023, the Compensation and Human Resources Committee met 6 times.

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained at pages 25-33 above (the “CD&A”) with management and based on this review and discussion the Compensation and Human Resources Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

James F. Conway, III (Chairperson)
John R. Clementi
Carole A. Cowan
John A. Koutsos
Jacqueline F. Moloney

Compensation and Human Resources Committee Interlocks and Insider Participation

    Directors Conway, Clementi, Cowan, Koutsos and Moloney served as members of the Compensation and Human Resources Committee during the year ended December 31, 2023. None of the members of the Compensation and Human Resources Committee were an officer or employee of the Company at any time during such period or has ever been an officer of the Company. None of the members of the Compensation and Human Resources Committee or their affiliates, and none of the Company's executive officers, has engaged in transactions or relationships required to be disclosed in this Proxy Statement under the heading “Transactions with Certain Related Persons” at page 55 below under applicable compensation committee interlock rules promulgated by the SEC.

Risk Assessment of Compensation Policies and Practices

The Company has implemented an annual risk assessment of its compensation policies and practices, which is intended to determine whether any of its existing compensation policies or practices for its employees create incentives for taking unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company. On the basis of its 2023 annual risk assessment, the Compensation and Human Resources Committee believes that the Company's compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company and has determined that no changes to the Company’s existing compensation policies and practices are necessary at this time.

EXECUTIVE COMPENSATION
Summary Compensation Table

    The following table sets forth the total compensation paid during the years ended December 31, 2023, December 31, 2022 and December 31, 2021, to the following Named Executive Officers: the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of the Bank. The Company does not employ any persons, other than through the Bank.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)(2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
George L. Duncan Executive Chairman of the Company and the Bank	2023	$428,480	$1,000	$163,022	$—	$200,577	$34,185	$96,584	$923,848
	2022	$428,480	$—	$138,541	$24,451	$259,723	$36,778	$84,581	$972,554
	2021	$428,480	$—	$138,546	$24,450	$258,373	$30,217	$80,695	$960,761
John P. Clancy, Jr. Chief Executive Officer of the Company and the Bank	2023	$599,021	$—	$207,785	$—	$311,566	$—	$168,506	$1,286,878
	2022	$525,944	$—	$176,581	$31,176	$354,223	$—	$335,600	$1,423,524
	2021	$525,944		$134,095	$23,673	$352,383	$—	$239,794	$1,275,889
Richard W. Main President of the Company and the Bank	2023	$321,360	$—	$87,005	$—	$150,433	$28,523	$55,635	$642,956
	2022	$321,360	$—	$73,919	$13,075	$194,792	$29,426	$51,621	$684,193
	2021	$321,360	$—	$73,937	$13,061	$193,780	$23,655	$50,360	$676,153
Stephen J. Irish Senior Managing Director Wealth Management and Chief Operating Officer of the Bank	2023	$389,965	$—	$65,028	$—	$162,264	$—	$48,343	$665,600
	2022	$375,932	$—	$55,247	$9,749	$202,552	$—	$61,399	$704,879
	2021	$363,615	$—	$46,738	$8,258	$187,717	$—	$56,407	$662,735
Joseph R. Lussier Treasurer and Chief Financial Officer of the Company and the Bank	2023	$285,547	$—	$37,524	$—	$96,538	$—	$26,749	$446,358
	2022	$265,031	$—	$31,867	$5,630	$116,024	$—	$41,802	$460,354
	2021	$238,692	$—	$23,369	$4,123	$100,954	$—	$35,958	$403,096
1.The 2023, 2022 and 2021 salary includes 26 pay periods.
2.In 2023, Mr. Duncan received a milestone anniversary award in the amount of $1,000.
3.The value of the stock awards is based on the fair market value of the Common Stock on the date of grant. The fair market value was calculated as the closing price of the Common Stock on the NASDAQ Global Market on the date of grant, March 21, 2023, which equaled $32.32 per share.
4.The value of the option awards is based on the fair market value of the awards as calculated using the Black-Scholes option valuation model. For assumptions used in calculating the value of option awards and the accounting treatment of the awards, please refer to Note 14 of the financial statements included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 8, 2024. For information on vesting, refer to the table “Outstanding Equity Awards at Fiscal Year-End” and the associated footnote 1 at pages 46-48 of this Proxy Statement, below.
5.For each of Messrs. Duncan and Main this amount is equal to the increase in 2023, 2022 and 2021 of the present value of the accumulated benefit attributable to the executive’s supplemental retirement plan. The amounts shown in 2023, 2022 and 2021 take into account payments received by Mr. Duncan and Mr. Main through their supplemental retirement plan in each of those years. In 2023, the discount rate used to determine the present value of the accumulated benefit was updated to 5.25% from 4.75% in 2022 resulting in the value to the employee decreasing $9,267 and $9,935 for Messrs. Duncan and Main, respectively. In 2022, the discount rate used to determine the present value of the accumulated benefit was updated to 4.75% from 3.25% in 2021 resulting in the value to the employee decreasing $39,328 and $39,409 for Messrs. Duncan and Main, respectively. In 2021, the discount rate used to determine the present value of the accumulated benefit was unchanged from 3.25% in 2020 resulting in no change to the value for Messrs. Duncan and Main. There were no changes to the terms or amounts of the benefit paid to the employees based on the discount rate change.
6.For each of the named executive officers, these amounts include the following:

- Annual matching contributions by the Bank to the Bank’s 401(k) plan:

2023
Duncan	$12,694
Clancy	$13,860
Main	$12,694
Irish	$13,860
Lussier	$10,583

- Life insurance premiums paid:

2023
Duncan	$69,874
Clancy	$17,284
Main	$16,410
Irish	$7,486
Lussier	$1,441

- Dividends paid on unvested shares of restricted stock:

2023
Duncan	$7,741
Clancy	$9,319
Main	$4,131
Irish	$2,977
Lussier	$1,705

- The amount attributed to the personal use of Bank owned automobiles:

2023
Duncan	$6,275
Clancy	$8,334
Main	$10,191

- The amount paid to a local club on the executive’s behalf for business development purposes:

2023
Clancy	$12,209
Main	$12,209

- Contribution to the SERP:

2023
Clancy	$107,500
Irish	$24,020
Lussier	$13,020

Pay Versus Performance for Enterprise Bancorp, Inc.

Mr. John P. Clancy, Jr., our Chief Executive Officer, is the principal executive officer of the Company (the “PEO”). The following table summarizes the total compensation paid to our PEO and our other non-PEO Named Executive Officers (the “Non-PEO NEOs”) versus the performance of the Company for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)	Total Shareholder Return	S&P U.S. SmallCap Banks Index Total Shareholder Return	Net Income	Income (2)
2023	$1,286,878	$1,250,374	$669,691	$635,313	$106	$112	$38,057,755	$62,803,657
2022	$1,423,524	$1,302,851	$705,495	$627,164	$112	$111	$42,716,301	$67,819,819
2021	$1,275,889	$1,521,137	$675,686	$790,873	$140	$126	$42,171,487	$64,219,571
2020	$1,037,248	$971,796	$602,842	$537,671	$78	$91	$31,455,964

(1) Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs for the relevant fiscal year, as calculated in accordance with Item 402(v) of Regulation S-K. Total compensation for the PEO and other Non-PEO NEOs, as disclosed in the Summary Compensation Table, is comprised of salaries and equity awards based on Company performance factors from the prior year. The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs.

(2) Refer to page 29 under "Compensation Discussion and Analysis" for additional information on how "Income" is calculated.

	2020		2021		2022		2023
	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs
Summary Compensation Table Total	$1,037,248	$602,842	$1,275,889	$675,686	$1,423,524	$705,495	$1,286,878	$669,691
Less: "stock awards and "option awards" columns in the SC table	$(157,767)	$(83,123)	$(157,768)	$(83,121)	$(207,757)	$(88,120)	$(207,785)	$(88,145)
Plus: Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End	$145,867	$76,497	$170,944	$90,073	$190,341	$80,733	$207,400	$87,981
Plus: Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$—	$38,441	$20,243	$—	$—	$—	$—
Change in Fair Value of Outstanding and Unvested Awards as of Applicable FY End	$(43,875)	$(22,767)	$149,584	$78,682	$(50,558)	$(26,894)	$(28,107)	$(13,462)
Change in Fair Value for Awards Granted during Prior FY that Vested During Applicable FY	$(16,091)	$(8,796)	$36,692	$18,916	$(60,010)	$(31,075)	$(17,331)	$(9,213)
Plus: Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$6,414	$3,358	$7,355	$3,862	$7,311	$3,576	$9,319	$4,138
Less: Aggregate Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$—	$(30,340)	$—	$(13,468)	$—	$(16,551)	$—	$(15,677)
Plus: Aggregate Service Cost and, if applicable, Prior Service Cost for Pension Plans	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$971,796	$537,671	$1,521,137	$790,873	$1,302,851	$627,164	$1,250,374	$635,313

The following table lists the most important financial performance measures used by the Company to link compensation actually paid to our PEO and our Non-PEO NEOs to the performance of the Company for the fiscal year ended December 31, 2023:

List of Most Important Financial Performance Measures for 2023 (1)
Income (2)
Loan Growth
YTD Average Low Cost Deposits
Loan Quality
Non-Interest Fee Revenue
Salaries and Benefits

(1) Refer to page 29 under "Compensation Discussion and Analysis" for more information on the performance factors listed in the table above.
(2) Refer to page 29 under "Compensation Discussion and Analysis" for additional information on how "Income" is calculated.

The following chart demonstrates the relationship between compensation actually paid to our PEO and average compensation actually paid to other Non-PEO NEOs and various performance measures of the Company for the fiscal years ended December 31, 2023, 2022, 2021 and 2020, including the total shareholder return (“TSR”) performance of our common stock with the TSR performance of the Company’s selected peer group, the S&P U.S. SmallCap Banks Index. The TSR amounts in the chart below assumes that $100 was invested beginning on December 31, 2019 and that all distributions or dividends were reinvested on a quarterly basis. The chart below shows a connection between compensation actually paid and TSR for the Company and its peer group.

Compensation Actually Paid versus Total Shareholder Return
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$160
$140
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return
FY 2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
EBTC - Cumulative TSR
S&P U.S. SmallCap Banks Index - Cumulative TSR

The following chart compares the compensation actually paid to our PEO and the average of the compensation actually paid to our other Non-PEO NEOs with net income.

Compensation Actually Paid versus Net Income
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Net Income
FY 2020
FY 2021
FY 2022
FY2023
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Net Income

The following chart compares the compensation actually paid to our PEO and the average of the compensation actually paid to our other Non-PEO NEOs with “Income.” Refer to page 29 under "Compensation Discussion and Analysis" for additional information on how "Income" is calculated.

Compensation Actually Paid versus Income
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
Income
FY 2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Income

Pay Ratio Disclosure for Enterprise Bancorp, Inc.

    As required by Item 402(u) of Regulation S-K, we are providing the following information:

•The 2023 annual total compensation for the median employee of our Company (other than Mr. Clancy, our Chief Executive Officer) was $85,388; and

•The 2023 annual total compensation of Mr. Clancy, our Chief Executive Officer, was $1,286,878
    Based on this information, the ratio for 2023 of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 15 to 1.

For the fiscal year ended December 31, 2023, we completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer:

1.As of October 2, 2023, our employee population consisted of approximately 590 employees, including all full-time, part-time, temporary, or seasonal employees employed on that date.

2.     To find the median of the annual total compensation of all our employees, (other than our Chief Executive Officer), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal year ended December 31, 2023. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on October 2, 2023 but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees.

3.    We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

4.     After identifying the median employee, we added together all of the elements of such employee’s compensation for the year ended December 31, 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a median annual total compensation of $85,388. For the year ended December 31, 2023, the same specific median employee that was identified for the year ended December 31, 2022 was used, as there were no significant changes in our employee population or employee compensation arrangements that would result in a significant change in this disclosure.

5.    With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for the last completed fiscal year.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of restricted stock and stock options and non-equity incentive plan awards made during 2023 to each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Exercise or Base Price of Stock Awards ($/Sh) (3)	Grant Date Fair Value of Stock Awards (4)
		Threshold ($)	Target ($)	Maximum ($)
George L. Duncan	3/21/2023	$0	$192,816	$289,224	5,044	$32.32	$163,022
John P. Clancy, Jr.	3/21/2023	$0	$312,972	$469,458	6,429	$32.32	$207,785
Richard W. Main	3/21/2023	$0	$144,612	$216,918	2,692	$32.32	$87,005
Stephen J. Irish	3/21/2023	$0	$157,618	$236,427	2,012	$32.32	$65,028
Joseph R. Lussier	3/21/2023	$0	$94,579	$141,869	1,161	$32.32	$37,524

(1)Amounts actually earned and paid to the named executive officers for 2023 pursuant to the non-equity incentive plan awards that are shown in the table as having been granted in such year are included in the Summary Compensation Table at page 36 of this Proxy Statement, above, under the heading “Non-Equity Incentive Plan Compensation.”
(2)Restricted stock awards granted in 2023 vest in 25% increments, when cumulative diluted earnings per share from January 1, 2023 forward reach $3.32, $6.64, $9.96, and $13.28.
(3)The price of stock awards granted to employees in 2023, including those granted to named executive officers and reflected in this table, equals the closing price of the Common Stock on the NASDAQ Global Market on the date of grant.
(4)For an explanation of the grant date fair value of the restricted stock please refer to Note 14 of the financial statements included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 8, 2024.

OPTION EXERCISES AND RESTRICTED STOCK VESTED
The following table sets forth information concerning the exercise of stock options and the vesting of restricted stock awards for each of the named executive officers during the year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George L. Duncan	4,000	$—	3,183	$99,152
John P. Clancy, Jr.	10,000	$—	3,356	$105,741
Richard W. Main	4,000	$—	1,699	$52,925
Stephen J. Irish	—	$—	1,129	$35,410
Joseph R. Lussier	200	$—	734	$23,281

(1)The value realized upon exercise of the stock options is based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options. The value on the exercise date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the exercise date.

(2)The value realized on vesting calculation is based upon the value of the Common Stock on the vesting date of the restricted stock. The value on the vesting date was based on the closing market price of the Common Stock on the NASDAQ Global Market on the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options and unvested restricted stock awards held by each of the named executive officers as of December 31, 2023. The Company has not granted any stock options that are unexercised and unearned and not otherwise disclosed in the table or any restricted stock that is unearned and has not vested and is not otherwise disclosed in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)
George L. Duncan	3,117	—	$20.29	3/17/2024	8,797	$283,791
	2,873	—	$21.03	3/16/2025
	3,095	—	$21.86	3/14/2026
	2,157	—	$30.46	3/20/2027
	2,040	—	$34.33	3/19/2028
	2,810	—	$29.84	3/18/2029
	1,454	1,455	$28.22	3/16/2030
	1,023	1,023	$32.73	3/15/2031
	—	1,698	$38.58	3/14/2032
John P. Clancy, Jr.	3,476	—	$20.29	3/17/2024	10,887	$351,215
	2,780	—	$21.03	3/16/2025
	2,997	—	$21.86	3/14/2026
	2,088	—	$30.46	3/20/2027
	1,976	—	$34.33	3/19/2028
	2,720	—	$29.84	3/18/2029
	1,407	1,407	$28.22	3/16/2030
	990	991	$32.73	3/15/2031
	—	2,165	$38.58	3/14/2032
Richard W. Main	1,831	—	$20.29	3/17/2024	4,694	$151,428
	1,534	—	$21.03	3/16/2025
	1,651	—	$21.86	3/14/2026
	1,150	—	$30.46	3/20/2027
	1,089	—	$34.33	3/19/2028
	1,500	—	$29.84	3/18/2029
	776	777	$28.22	3/16/2030
	546	547	$32.73	3/15/2031
	—	908	$38.58	3/14/2032

Stephen J. Irish	1,083	—	$20.29	3/17/2024	3,443	$111,071
	969	—	$21.03	3/16/2025
	1,045	—	$21.86	3/14/2026
	729	—	$30.46	3/20/2027
	688	—	$34.33	3/19/2028
	950	—	$29.84	3/18/2029
	491	492	$28.22	3/16/2030
	345	346	$32.73	3/15/2031
	—	677	$38.58	3/14/2032
Joseph R. Lussier	179	—	$20.29	3/17/2024	1,960	$63,230
	176	—	$21.03	3/16/2025
	189	—	$21.86	3/14/2026
	132	—	$30.46	3/20/2027
	187	—	$34.33	3/19/2028
	347	—	$29.84	3/18/2029
	245	246	$28.22	3/16/2030
	172	173	$32.73	3/15/2031
	—	391	$38.58	3/14/2032

(1)The four most recent option grants were granted on March 19, 2019, March 17, 2020, March 16, 2021, and March 15, 2022. One-half of the total number of options become exercisable on each of the second and fourth anniversary of the original grant date.

(2)The restricted shares awarded on March 16, 2021 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2021 forward reach $2.50, $5.00, $7.50 and $10.00. The restricted shares awarded on March 15, 2022 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2022 forward reach $3.00, $6.00, $9.00 and $12.00. The restricted shares awarded on March 21, 2023 vest based on attainment of diluted earnings per share cumulative totals. Vesting occurs, in 25% increments, when cumulative diluted earnings per share from January 1, 2022 forward reach $3.32, $6.64, $9.96 and $13.28.

(3)The market value of the shares subject to restricted stock awards that have not vested is based upon the value of the Common Stock on December 31, 2023, the last business day of the Company’s last completed fiscal year. The closing market price of the stock on the NASDAQ Global Market on December 31, 2023 was $32.26.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and change in control/noncompetition agreements with Messrs. Irish and Lussier. The Bank is also a party to salary continuation agreements with Messrs. Duncan and Main and supplemental life insurance agreements with Messrs. Duncan, Main, Clancy, Irish and Lussier.

Each of the employment agreements with Messrs. Duncan, Main and Clancy is for a fixed term of three years, subject to an automatic “rolling” renewal each year, unless either the Company or the executive provides a notice of non-renewal, in which case the agreement will expire at the end of the then-current term. Each of Messrs. Duncan, Main and Clancy is guaranteed a minimum base salary under the terms of his employment agreement: $400,000 for Mr. Duncan; $300,000 for Mr. Main; and $475,000 for Mr. Clancy. At least annually, these amounts are reviewed for increases by the Board. Additionally, Messrs. Duncan, Main, and Clancy are guaranteed minimum target total direct compensation, including base salary, target incentive bonus opportunity, and equity grant value: $720,000 for Mr. Duncan, $505,000 for Mr. Main, and $845,000 for Mr. Clancy. Actual total direct compensation will vary based on the Bank’s performance.

The amount of severance payments and benefits, if any, which may be due to any of the named executive officers under any of the agreements referenced above following any form of termination of the executive is summarized generally below and is further quantified in the table at page 52 of this Proxy Statement, below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive dies or for Messrs. Duncan and Main is terminated at any time as a result of his long-term disability (as defined in the agreement), the executive or his beneficiary will be paid a lump sum equal to his highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid at any time prior to the date of termination since January 1, 2004). Upon termination for disability, Messrs. Duncan, Main, and Clancy and each of their spouses and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement for a period of 18 months or upon the executive’s death, his spouse and any other eligible dependents will continue to receive health and welfare benefits at no cost, subject to limitations described in the agreement; provided, however, that if the executive dies or is terminated as a result of a long-term disability either within three years before or two years after the occurrence of a change in control of the Company (as defined in the agreement), then, in addition to such continuing health and welfare benefits, the executive or executive’s beneficiary will be paid a lump sum equal to three times the executive’s previous highest annual compensation (as defined in the agreement) (such lump sum payment being referred to herein as the “Lump Sum Payment”), subject to reduction for any prior lump sum payment that may have been paid following the termination for death or long-term disability of the executive.

In addition to the foregoing death benefits payable to Messrs. Duncan, Main and Clancy under their employment agreements, the beneficiaries of each of the named executive officers will also be paid the death benefits provided under the executive’s supplemental life insurance agreement, the amounts of which are included in footnote 3 to the table at page 52 of this Proxy Statement, below.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time without good reason, including on or after a specified retirement age (62 for Mr. Clancy and 63 for Mr. Main and both have met the specified age), he will be entitled to receive any bonus actually awarded or earned for a prior or current year, but not yet paid as of date of termination and continuing health and welfare benefits for 18 months on the same terms as were available to him as an employee, subject to limitations as described in the agreement, unless the executive chooses to terminate his employment without good reason either within three years before or one year after the occurrence of a change in control, in which case the executive will be paid the Lump Sum Payment.

In addition to the rights provided to Messrs. Duncan and Main under their employment agreements, the salary continuation agreements referenced above also provide additional annual compensation benefits payable to Messrs. Duncan and Main, subject to acceleration upon a change in control (as defined in the agreement), and became payable to the executive for a 20-year period upon his reaching a specified age (68 for Mr. Duncan, which he reached on June 8, 2008, and 63 for Mr. Main, which he reached on April 3, 2010), whether or not the executive retired or remained employed with the Company. The annual amounts payable to each of Messrs. Duncan and Main under their salary continuation agreements are $149,500 and $95,300, respectively.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the Company (including any successor) terminates the executive at any time for cause, whether before or after the occurrence of a change in control, the executive will be entitled to receive any accrued but unpaid compensation and benefits and will not be entitled to receive any severance payments or benefits. However, if the Company (including any successor) terminates the executive at any time without cause, whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Under the employment agreements with Messrs. Duncan, Main and Clancy, if the executive chooses to terminate his employment at any time for good reason (as defined in the agreement to include, among several other reasons, a 10% reduction in the executive’s base salary, annual target incentive, or annual equity grant value or material diminution in his authority, duties or responsibilities), whether before or after the occurrence of a change in control, then the executive will be paid the Lump Sum Payment, be reimbursed for professional outplacement service, and will be entitled to receive continuing health benefits for 18 months at no cost to the executive, subject to limitations as described in the agreement.

Each of the employment agreements with Messrs. Duncan, Main and Clancy also provides that the parties may agree to a flexible work arrangement for the remaining term of the agreement. Under the terms of such arrangement, if executive reduces his work schedule below 80% of full-time status, the parties may agree to modify the executive’s position, time and effort, and compensation and the Bank will continue to provide the executive with full benefits, subject to the limitations described in the agreement or equivalent cash compensation considering state and federal income taxes.

Under each of the employment agreements with Messrs. Duncan, Main and Clancy, the executive is subject to confidentiality, non-compete and non-solicitation restrictions for up to one year after the termination of his employment for any reason if the termination occurs before a change in control. The non-compete restrictions do not apply following any termination of the executive’s employment that occurs after a change in control, and any non-compete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control. If the executive breaches any applicable confidentiality, non-compete or non-solicitation covenants, then the Company may enforce a right to recoup prior severance payments made to the executive.

Under the terms of the change in control/noncompetition agreement with Messrs. Irish and Lussier, the executive will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the agreement to include the sum of the executive’s highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to the executive as of the date of termination or, if more favorable, as of the date of the change in control, if the executive’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control of the Company. If Mr. Irish’s or Mr. Lussier's employment is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause, then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

Messrs. Irish and Lussier are also subject to confidentiality, non-compete and non-solicitation restrictions for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period). If Mr. Irish’s or Mr. Lussier's termination in the absence of any change in control is initiated by the Company for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to him with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment by the Company if he breaches any of the applicable confidentiality, non-compete and non-solicitation covenants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

    The following table summarizes the estimated payments and benefits to be provided to the Named Executive Officers, as of December 31, 2023, under the various termination scenarios referenced in the table for each of the named executive officers. The estimates shown below factor in base salary and incentive compensation payments, the value realized from accelerated vesting of stock options and restricted stock and other benefits and payments to be paid to the Named Executive Officers under the terms of any agreement or plan that is not generally available to all employees. The following calculations were made without considering any possible “cutback” or other reduction of payments or benefits that could be required under an executive’s employment or other contract:

Name	Change in Control (1)	Voluntary Termination (Includes Normal and Early Retirement) (2)	Involuntary Not for Cause Termination by Company or, if Applicable, Good Reason Termination by Employee	For Cause Termination	Death (2)(3)	Disability
George L. Duncan (4)	$2,375,362	$280,807	$2,083,524	$259,723	$2,528,050	$993,078
John P. Clancy, Jr.	$3,018,485	$375,307	$2,659,417	$354,223	$1,810,902	$1,252,466
Richard W. Main (4)	$1,723,728	$215,497	$1,567,371	$194,792	$1,459,076	$667,502
Stephen J. Irish	$996,245	$—	$436,081	$—	$713,516	$313,623
Joseph R. Lussier	$706,772	$—	$290,051	$—	$496,119	$210,762

(1)With respect to each of Messrs. Duncan, Clancy, Main, Irish and Lussier the amount shown includes the amount payable, including the estimated expense of continuing benefits, under various termination scenarios either preceding or following a change in control under the executive's employment agreement or, in the case of Messrs. Irish and Lussier, their change in control/noncompetition agreement, which are described in further detail under the heading “Agreements With Named Executive Officers” at pages 48-50 of this Proxy Statement, above.
The amounts shown also include the value attributable to the accelerated vesting of outstanding stock options and unvested restricted stock, which is $289,669 for Mr. Duncan, $356,899 for Mr. Clancy, $154,568 for Mr. Main, $113,059 for Mr. Irish, and $64,223 for Mr. Lussier. The value of any outstanding stock options and unvested restricted stock is based upon the value of the Common Stock on December 31, 2023, which was $32.26 per share, the closing market price of the stock on the NASDAQ Global Market on that date.
(2)With respect to each of Messrs. Duncan, Clancy, Main, Irish and Lussier assumes that termination has not occurred within the time periods before or after a change in control specified in his employment agreement or change in control/noncompetition agreement as applicable.
(3)Includes amounts payable under supplemental life insurance benefits, which equal the following amounts for each of the executives: $1,556,056 for Mr. Duncan; $731,796 for Mr. Clancy; $791,496 for Mr. Main; $496,011 for Mr. Irish and $396,935 for Mr. Lussier.
(4)In addition to the amounts payable to Messrs. Duncan and Main under the various scenarios shown in the table above, each of the executives has a fully vested right to receive annual amounts payable over a 20 year period under the executive’s salary continuation agreement.  These annual amounts, payable in monthly installments, are paid to the executive regardless of his employment status, unless the executive is terminated for cause, in which case he would forfeit his right to receive any further payments following the date of termination.  In 2023, both Messrs. Duncan and Main were eligible to receive payments under their salary continuation agreements, and each received the full annual amount to which he is entitled, detailed in the table below.

PENSION BENEFITS

The following table sets forth additional information concerning the supplemental retirement benefits as of December 31, 2023:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
George L. Duncan	Supplemental Employee Retirement Plan	35	$575,728	$149,500
Richard W. Main	Supplemental Employee Retirement Plan	35	$498,893	$95,300

(1)The present value of accumulated benefit was valued at the established present value of the payments to be received by the executives upon reaching the specified ages noted above at a discount rate of 5.25%. The annual benefit will be payable in twelve monthly installments.

DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee.
The Corporate Governance/Nominating Committee’s Charter and the Company’s Corporate Governance Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and its reporting function to the Board of Directors. A copy of the Corporate Governance/Nominating Committee’s Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website (www.enterprisebanking.com/investor-relations.html).

In evaluating candidates, the Corporate Governance/Nominating Committee considers independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of shareholders. In selecting new Directors, consideration is given to both the personal qualities and abilities of individual candidates and the existing collective skills and aptitudes of the Board of Directors as a whole.

In addition to the criteria described above, the Board of Directors and the Corporate Governance/Nominating Committee seek candidates from diverse backgrounds, including gender, race, sexual orientation, ethnic background, and professional experience. The Board of Directors and the Corporate Governance/Nominating Committee also considers the NASDAQ Listing Rules with respect to director diversity when evaluating candidates. Overall, candidates are selected based on a review of qualifications that are considered in the best interest of the shareholders.

Nominees for election to the Board of Directors may be identified and submitted to the Corporate Governance/Nominating Committee for its consideration by Directors, shareholders and/or management. The Corporate Governance/Nominating Committee may also retain a professional search firm to assist with the identification of qualified candidates.

In addition, our By-Laws provide that nominations of persons for election to the Board must comply with Section 8(d) of our By-Laws. For nominations to be timely submitted in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date, then, to be timely, such notice must be received by the Company no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. A shareholder who wishes to include business in a proxy statement prepared by the Company must also comply with Rule 14a-8 promulgated by the SEC under the Exchange Act.

Shareholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s By-Laws to the attention of the Company’s Secretary at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852.

Shareholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of Directors or to the Board of Directors in its entirety, addressed c/o the Secretary of the Company at the Company’s principal office at the foregoing address.

AUDIT COMMITTEE REPORT
The Audit Committee of the Company’s Board of Directors is comprised of six independent Directors and operates under a written charter. The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis.  The Board of Directors has determined that Carol Reid and Nickolas Stavropoulos, who are two of the six independent Directors, each qualify to serve as an Audit Committee Financial Expert (as such term is defined under applicable SEC rules).  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.  The Audit Committee evaluates the Company’s independent registered public accounting firm and the lead audit engagement partner, at a minimum, on an annual basis with consideration given to past performance, the quality of communications with the Audit Committee and management, professional qualifications, expertise and reputation of the firm, and continued independence.

Management is responsible for the Company’s internal controls, the financial reporting process and compliance by the Company with legal and regulatory requirements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for auditing whether the Company maintained, in all material respects, effective internal controls over financial reporting and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company’s independent registered public accounting firm.  In addition, the Audit Committee is responsible for the oversight of financial reporting, oversight of the Company’s Internal Audit function, oversight of management’s efforts to manage third party risk, the oversight of compliance by the Company with legal and regulatory requirements, and oversight of procedures established for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm.  Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the professional standards of the AICPA and Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 8, 2024.

The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of RSM US LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The recommendation of the Board of Directors can be seen under Proposal Three of this Proxy Statement.

Carol L. Reid (Chairperson)
Gino Baroni
Carole A. Cowan
Mary Jane King
Joseph C. Lerner
Nickolas Stavropoulos

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    From time to time, certain Directors and executive officers of the Company who are customers of the Bank have entered into loan, wealth management and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or shareholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectability or present other features unfavorable to the Bank. Charitable contributions have been made in the normal course of business to certain non-profit organizations where Directors serve as officers or directors of these organizations.

The Audit Committee reviews disclosures made in this Proxy Statement and all other reports and filings of the Company required under the federal securities laws regarding all related-party transactions that are required to be disclosed under the requirements of Item 404 of the SEC’s Regulation S-K.  Any transactions involving the

Company (including any subsidiaries) and related parties must be conducted on an arm’s-length basis and any consideration paid or received by the Company in connection with any such transaction shall be on terms no less favorable to the Company than terms that would be available under the same or similar circumstances with an unaffiliated third party. With respect to any such transaction, the related party’s interest is disclosed to and approved by the Corporate Governance/Nominating Committee prior to any action being taken. All related party transactions are also disclosed to the Audit Committee. The Executive Chairman, Chief Executive Officer and President may approve small dollar related party transactions. Such transactions are ratified by the Corporate Governance/Nominating Committee at their next scheduled meeting.
An immediate family member of Brian H. Bullock, Executive Vice President and Chief Commercial Lending Officer, is employed by the Company. In 2023, Mr. Bullock’s son, Jonathan Bullock, served as a Vice President and Commercial Lending Officer III, and received compensation consisting of approximately $239,515 (which is inclusive of base salary, cash bonus, equity award, and benefits). Such compensation is determined on a basis consistent with the Company’s human resources policies and is reviewed by the Compensation and Human Resources Committee.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth stock ownership information with respect to Directors, named executive officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of February 29, 2024. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

Directors and Named Executive Officers	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Total Common Stock (3)
Kenneth S. Ansin (4)	926,893	7.55%
Gino J. Baroni (5)	17,305	*
John P. Clancy, Jr. (6)	199,318	1.62%
John R. Clementi (7)	81,425	*
James F. Conway, III	36,197	*
Carole A. Cowan	25,313	*
Normand E. Deschene	20,618	*
George L. Duncan (8)	439,494	3.58%
John T. Grady, Jr.	8,162	*
Mary Jane King (9)	18,786	*
John A. Koutsos	43,494	*
Joseph C. Lerner	36,006	*
Shelagh E. Mahoney (10)	35,497	*
Richard W. Main (11)	232,813	1.90%
Jacqueline F. Moloney (12)	24,255	*
Michael T. Putziger (13)	226,550	1.85%
Carol L. Reid (14)	33,093	*
Nickolas Stavropoulos (15)	8,763	*
Stephen J. Irish (16)	51,407	*
Joseph R. Lussier (17)	13,417	*
All Directors and Executive Officers as a Group (25 Persons)	2,663,103	21.69%

Other 5% Shareholders
BlackRock, Inc. (18)	783,246	6.40%
*    Named individual beneficially owns less than 1% of total Common Stock.
(1)The information as to the Common Stock beneficially owned has been furnished by each such shareholder.
(2)Includes shares subject to options exercisable within 60 days as follows: Mr. Clancy, 17,447; Mr. Duncan, 17,756; Mr. Main, 9,477; Mr. Irish, 7,130; Mr. Lussier, 1,889; and all Directors and executive officers as a group, 69,522.
(3)The percentage ownership interest of each Director, named executive officer and all Directors and executive officers as a group is calculated on the basis of 12,278,649 shares outstanding as of the Record Date plus, in each such calculation, the number of shares that may be purchased pursuant to vested options held by the individual Director or named executive officer or all Directors and executive officers as a group, as the case may be.
(4)Includes 917,687 shares owned by Mr. Ansin through trusts for which he serves as trustee and 2,345 shares owned by Mr. Ansin’s wife.

(5)Includes 12,739 shares owned jointly with Mr. Baroni’s wife and 40 shares owned by Mr. Baroni’s grandchildren for whom Mr. Baroni acts as custodian.
(6)Includes 171,140 shares owned jointly with Mr. Clancy’s wife.
(7)Includes 75,803 shares held by Mr. Clementi through trusts.
(8)Includes 18,445 shares owned by Mr. Duncan’s wife’s estate and 49,000 shares held by Mr. Duncan through a trust.
(9)Includes 2,500 shares owned by Ms. King’s husband, 2,200 shares held by Ms. King through a trust.
(10)Includes 7,000 shares held by Ms. Mahoney through a trust, 5,000 shares held by Ms. Mahoney through a foundation for whom Ms. Mahoney acts as trustee, and 10,000 shares owned by Ms. Mahoney’s minor children for whom Ms. Mahoney acts as custodian.
(11)Includes 174,749 shares held by Mr. Main through trusts.
(12)Includes 17,386 shares owned jointly with Dr. Moloney’s husband.
(13)Includes 24,129 shares owned by trusts for which Mr. Putziger is the trustee.
(14)Includes 32,155 shares held by Ms. Reid through a trust.
(15)Includes 4,843 shares held by Mr. Stavropoulos through a trust.
(16)Includes 316 shares owned by Mr. Irish’s minor grandchildren for whom Mr. Irish acts as custodian.
(17)Includes 3,893 shares owned jointly with Mr. Lussier’s wife.
(18)Reported ownership by Black Rock Inc. is as of January 30, 2024, from their most recent Schedule 13G/A filing.

SHAREHOLDER PROPOSALS
    A shareholder proposal for business to be brought before the 2024 annual meeting of shareholders will be acted upon only in the following circumstances:
•If the proposal relates to the nomination of a person to serve as Director of the Company, then pursuant to our By-Laws, a written proposal describing various matters regarding the nominee, including name, address and shares held, and otherwise meeting all other requirements set forth in our By-Laws must be received by our corporate secretary no earlier than December 8, 2024 and no later than January 7, 2025.
•If the proposal relates to any other business and is not to be included in the Company’s proxy statement and proxy for the 2024 annual meeting of shareholders, then pursuant to our By-Laws, a written proposal (meeting all other requirements set forth in our By-Laws) must be received by our corporate secretary no earlier than January 7, 2025 and no later than February 6, 2025.
•If the shareholder wishes the proposal to be included in the Company’s proxy statement and proxy for the 2024 annual meeting of shareholders, the proposal must comply with all requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act and must be received by the Company at its principal offices no later than December 3, 2024.

In addition to the advance notice provisions contained in our By-Laws described above, in order to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the nominees of the Board of Directors of the Company must provide notice to the Secretary of the Company setting forth the information required by Rule 14a-19 promulgated by the SEC under the Exchange Act not later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for the Company’s 2025 annual meeting of shareholders, the Secretary must receive notice under SEC Rule 14a-19 no later than March 8, 2025.

    Proposals should be sent to Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: John A. Koutsos, Secretary.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that all reports under Section 16(a) of the Exchange Act that any of its Directors, executive officers and greater than 10% owners have been required to file during the year ended December 31, 2023 were filed on a timely basis, except that an equity grant of restricted stock shares granted to 15 Directors on June 20, 2023, for which a Form 4 was not filed by each of the Directors until June 28, 2023 and Chester J. Szablak, Jr. received a stock award on June 26, 2023, for which a Form 4 was not filed until July 27, 2023 and Stephen J. Irish who gifted 1,725 shares, for which a form 4 was not filed until January 29, 2024 due to an administrative error, and Joseph Lerner who gifted 320 shares on December 21 and December 22, 2023 and 310 shares on December 29, 2023 for which a Form 5 was filed late on February 12, 2024 due to an administrative error, and James F. Conway, III who gifted 1,500 shares on December 14, 2023, for which a Form 5 was filed late on February 12, 2024 due to an administrative error. In each case, the failure to timely file was inadvertent and has been corrected.

ANNUAL REPORT ON FORM 10-K
The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (without exhibits) is included with the Company’s Annual Report to Shareholders and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: John A. Koutsos, Secretary.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT
AVAILABLE TO SHAREHOLDERS SHARING COMMON MAILING ADDRESS
    Unless the Company has received instructions to the contrary, two or more shareholders of record who share a common mailing address may receive one Annual Report to Shareholders and one copy of this Proxy Statement, together with a separate proxy card for each such shareholder, in a single package addressed to such shareholders. Any shareholder of record who shares a common mailing address with one or more other shareholders of record and has received a single Annual Report to Shareholders and Proxy Statement as provided herein, may request a separate Annual Report to Shareholders and Proxy Statement either by directing such request in writing to the Secretary of the Company at the address given in the preceding paragraph or by making such request by phone or email, directed to Joe Lussier at (978) 656-5578 or Joe.Lussier@ebtc.com. If you are a shareholder of record who shares a common mailing address with one or more other shareholders of record, you may ensure future delivery of the desired number of Annual Reports to Shareholders and Proxy Statements (whether a single copy or multiple copies) by requesting such either in writing or by phone in accordance with the foregoing instructions.

WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON OR BY MEANS OF REMOTE COMMUNICATION AT THE ANNUAL MEETING, PLEASE EITHER VOTE ELECTRONICALLY USING THE INTERNET OR BY PHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING IN PERSON OR BY MEANS OF REMOTE COMMUNICATION, YOU MAY VOTE YOUR SHARES IN PERSON OR BY MEANS OF REMOTE COMMUNICATION.

BY ORDER OF THE BOARD OF DIRECTORS

Lowell, Massachusetts
April 3, 2024

Enterprise Bancorp, Inc.
parent company of Enterprise Bank

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., (EST), on May 7, 2024.

Online
Go to **www.envisionreports.com/ebtc** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Proxy Card for 2024 Annual Meeting of Shareholders

1234 5678 9012 345

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors of Enterprise Bancorp, Inc. (the "Company") recommends that you vote FOR all director nominees named in Proposal 1 and FOR Proposals 2 and 3.

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	For	Against	Abstain
01 - Gino J. Baroni	☐	☐	☐
02 - John P. Clancy, Jr.	☐	☐	☐
03 - James F. Conway, III	☐	☐	☐
04 - John T. Grady, Jr.	☐	☐	☐
05 - Mary Jane King	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1UPX 602401

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03XU8E

2024 Annual Meeting of Shareholders of Enterprise Bancorp, Inc.

The 2024 Annual Meeting of Shareholders (the "Annual Meeting") of Enterprise Bancorp, Inc. will be a hybrid meeting and will be held in the Enterprise Bank "Community Room," located on the second floor of 18 Palmer Street, Lowell, Massachusetts 01852 and also by means of remote communication on Tuesday, May 7, 2024 at 9:00 a.m. EST.

In order to vote and ask questions: please visit meetnow.global/MAGXPZ2

OR

Listen only: call 1-800-715-9871

Conference ID: 3327038

PLEASE SAVE THE INFORMATION THAT IS PRINTED IN THE SHADED BAR LOCATED ON THE REVERSE SIDE OF THIS FORM.

YOU MUST RETAIN THIS INFORMATION AND CONTROL NUMBER TO ENSURE YOUR ACCESS ON THE DATE OF THE ANNUAL MEETING.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting.
The materials are available at: www.edocumentview.com/ebtc

▼ IF VOTING BY MAIL, COMPLETE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Enterprise Bancorp, Inc.

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Notice of 2024 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors for the 2024 Annual Meeting of Shareholders to be held on May 7, 2024

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. (the "Company") in connection with the Company's 2024 Annual Meeting and any adjournment(s) or postponement(s) thereof. Each of the proposals contained in this proxy has been proposed by our Board of Directors. The Board of Directors recommends that you vote FOR all the director nominees named in Proposal 1 and FOR Proposals 2 and 3. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR all the director nominees named in Proposal 1 and FOR Proposals 2 and 3.

The undersigned, a shareholder of record of the Company, revoking all prior proxies, hereby appoint(s) John A. Koutsos & James F. Conway, III, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote, as designated on the reverse side of this proxy, all shares of stock of the Company which the undersigned would be entitled to vote in person or by means of remote communication, at the Annual Meeting of shareholders of the Company to be held in-person and by means of remote communication on Tuesday, May 7, 2024 at 9:00 A.M., EST., and any adjournment(s) or postponement(s) thereof.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting in person ☐

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